SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] [ ] [X] [ ] [ ]	Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

The Immune Response Corporation (Name of Registrant as Specified In Its Charter)

N/A (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed: October 7, 2002

THE IMMUNE RESPONSE CORPORATION 5935 DARWIN COURT CARLSBAD, CALIFORNIA 92008 (760) 431-7080

October 7, 2002

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of The Immune Response Corporation which will be held on October 28, 2002, at 9:00 a.m., Pacific Time, at our offices at 5935 Darwin Court, Carlsbad, California 92008. The Board of Directors and management look forward to seeing you at the meeting.

This special meeting is being called to seek stockholder approval of Proposals 1, 2, 3, 4, 5 and 6 in the accompanying Proxy Statement.

•	Proposal 1 asks stockholders to ratify the selection of BDO Seidman, LLP as the Company’s independent auditors.
•	Proposal 2 asks stockholders to ratify and approve the recently completed private placements of notes convertible into shares of common stock and warrants to purchase shares of common stock with parties affiliated with and/or related to a director and principal stockholder of the Company.
•	Proposal 3 asks stockholders to approve potential future sales of additional notes and warrants to parties affiliated with and/or related to a director and principal stockholder of the Company.
•	Proposal 4 asks stockholders to approve the revised terms and conditions relating to Units currently being offered by us by means of a private placement.
•	Proposal 5 asks stockholders to approve the potential conversion by parties affiliated with and/or related to a director and principal stockholder of the Company of up to $2.0 million of notes and related warrants into Units currently being offered by us by means of a private placement.
•	Proposal 6 asks stockholders to approve the potential sale of Units currently being offered by us to certain of our directors and executive officers and to parties affiliated with and/or related to a director and principal stockholder of the Company.

Approval of Proposals 2, 3, 4 and 5 is imperative to the Company’s financial well-being. As described more fully in the accompanying Proxy Statement, we are seeking your approval of Proposals 2, 3, 4, 5 and 6 for the purpose of complying with certain Rules of the National Association of Securities Dealers, Inc.

         In the event we do not obtain approval of Proposals 2, 3, 4 and/or 5, the Board of Directors believes that an essential source of funding for the Company’s product development and continued financial viability may be lost. If Proposals 2, 3, 4 and/or 5 are not approved, the Company will need to seek out other investors who, even if they agree to invest in the Company, may offer more stringent financing terms. In addition, the time and costs consumed in finding these investors, if any, will put additional strain on our cash position. Your Board of Directors unanimously recommends a vote FOR Proposal 1, and with one member of the Board of Directors, Mr. Kevin Kimberlin, abstaining, unanimously recommends a vote FOR Proposals 2, 3, 4, 5 and 6.

The formal notice of the Special Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement carefully and in its entirety, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented at the Special Meeting. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE SPECIAL MEETING IN PERSON.

Your prompt attention to these proposals is greatly appreciated and we recommend that you vote FOR Proposals 1, 2, 3, 4, 5 and 6.

Sincerely yours, Michael L. Jeub Vice President of Finance and Chief Financial Officer

THE IMMUNE RESPONSE CORPORATION

Notice of Special Meeting of Stockholders

To be held October 28, 2002

To the Stockholders of The Immune Response Corporation:

A Special Meeting of Stockholders of The Immune Response Corporation, a Delaware corporation (the “Company”), will be held at The Immune Response Corporation’s offices at 5935 Darwin Court, Carlsbad, California 92008 on October 28, 2002, at 9:00 a.m., Pacific Time, for the following purposes:

1. To ratify the selection of BDO Seidman, LLP as the Company’s independent auditors.

2. To ratify and approve, for the purposes of National Association of Securities Dealers, Inc. (“NASD”) Rules 4350(i)(1)(A), 4350(i)(1)(D) and 4350(i)(1)(B), the issuance of the Company’s common stock issuable upon the conversion or exercise, respectively, of notes and warrants previously sold pursuant to the Note Purchase Agreement, dated as of November 9, 2001, as amended (the “Note Purchase Agreement”), by and between Kevin Kimberlin Partners, L.P., a Delaware limited partnership (“KKP”), Oshkim Limited Partnership, a Nevada limited partnership (“Oshkim”), and The Kimberlin Family 1998 Irrevocable Trust (“KFIT”), as described in the accompanying Proxy Statement. Mr. Kimberlin, a director and principal stockholder of the Company, is an affiliate and/or related party of KKP, Oshkim and KFIT.

3. To approve, for the purposes of NASD Rules 4350(i)(1)(A), 4350(i)(1)(D) and 4350(i)(1)(B), the potential issuance of additional shares of the Company’s common stock issuable upon the conversion or exercise, respectively, of notes and warrants proposed to be sold, pursuant to the Note Purchase Agreement as described in the accompanying Proxy Statement.

4. To approve, for the purposes of NASD Rules 4350(i)(1)(A), 4350(i)(1)(D) and 4350(i)(1)(B), the revised terms and conditions relating to the Units currently being offered by us by means of a private placement.

5. To approve, for the purposes of NASD Rules 4350(i)(1)(A), 4350(i)(1)(D) and 4350(i)(1)(B), the issuance of Units currently being privately offered by us upon the conversion of up to $2.0 million of notes and warrants sold in the manner described under Proposal 3 in the accompanying Proxy Statement.

6. To approve, for the purposes of NASD Rules 4350(i)(1)(A) and 4350(i)(1)(B), the issuance of Units currently being privately offered by us to certain of our directors and executive officers and to parties affiliated with and/or related to a director and principal stockholder of the Company.

7. To transact such other business as may properly come before the Special Meeting and any adjournment of the Special Meeting.

Only stockholders of record at the close of business on August 30, 2002 are entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the Special Meeting will be available during normal business hours at the Secretary’s office, 5935 Darwin Court, Carlsbad, California 92008.

The Board of Directors unanimously recommends a vote for approval of Proposal 1, and with Mr. Kimberlin abstaining, unanimously recommends a vote for approval of Proposals 2, 3, 4, 5 and 6.

It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors Michael L. Jeub Vice President of Finance and Chief Financial Officer

October 7, 2002

2

THE IMMUNE RESPONSE CORPORATION 5935 DARWIN COURT CARLSBAD, CALIFORNIA 92008

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 28, 2002

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Immune Response Corporation, a Delaware corporation (“IRC,” the “Company” or “us”), of proxies in the accompanying form to be used at the Special Meeting of our Stockholders to be held at our offices at 5935 Darwin Court, Carlsbad, California 92008, on October 28, 2002 at 9:00 a.m., Pacific Time, and any postponement or adjournment thereof (the “Special Meeting”). The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Special Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. On the matters coming before the Special Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. Subject to matters of the discretionary authority of brokers discussed below, if no choice is specified, the shares will be voted “FOR” approval of Proposals 1, 2, 3, 4, 5 and 6 referred to in the Notice of Special Meeting and described in this Proxy Statement.

         Only stockholders of record at the close of business on August 30, 2002 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting. As of the close of business on that date, we had 9,897,887 shares of common stock issued and outstanding. The presence in person or by proxy of holders of a majority of our outstanding shares constitutes a quorum for the transaction of business at the Special Meeting. Each holder of common stock is entitled to one vote for each share held as of the Record Date. The company has no other voting securities outstanding.

Approval of each of Proposals 1, 2, 3, 4, 5 and 6 requires the affirmative vote of holders of a majority of shares present in person or represented by proxy at the Special Meeting and entitled to vote on the matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a proposal, these non-voted shares will be counted for quorum purposes, but will not be deemed to be present or represented for purposes of determining whether stockholder approval of a proposal has been obtained. The shares of the Company’s common stock issuable on the conversion or exercise, respectively, of the notes and warrants issued to Oshkim Limited Partnership and The Kimberlin Family 1998 Irrevocable Trust between May 3, 2002 and July 30, 2002 will not be voted on Proposals 2, 3, 4, 5 and 6. However, all shares held as of the Record Date by Mr. Kimberlin, Kevin Kimberlin Partners, L.P., Oshkim Limited Partnership, The Kimberlin Family 1998 Irrevocable Trust and their respective affiliates may be voted on Proposals 2, 3, 4, 5 or 6. The Board of Directors unanimously recommends a vote for approval of Proposal 1 and, with Mr. Kimberlin abstaining, unanimously recommends a vote for approval of Proposals 2, 3, 4, 5 and 6.

On Monday, October 7, 2002, our Board of Directors voted to approve the implementation of a 1 for 4 reverse stock split relating to outstanding shares of our common stock as such was approved by our stockholders at the Annual Meeting of our Stockholders held on Monday, June 17, 2002. It is anticipated that the reverse stock split will be effective on or about Wednesday, October 9, 2002. The number of share and price per share amounts set forth in this Proxy Statement have been calculated to take into account the effects of the 1 for 4 reverse stock split.

Expenses for printing, mailing proxy materials and solicitation of proxies will be paid by us. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the common stock. We may retain D.F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $20,000. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers and other employees by personal interview, telephone, electronic mail or facsimile without additional compensation therefor.

This Proxy Statement and the accompanying form of proxy are being mailed to our stockholders on or about October 7, 2002.

IMPORTANT

Please mark, sign and date the enclosed proxy and promptly return it in the enclosed postage-prepaid return envelope so that, whether or not you intend to attend the Special Meeting, your shares can be voted. This will not limit your rights to attend or vote at the Special Meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of such shares.

3

PROPOSAL 1

RATIFICATION OF INDEPENDENT AUDITORS

As reported in our Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on August 7, 2002, upon the recommendation of the Audit Committee, the Board of Directors appointed the firm of BDO Seidman, LLP as the Company’s independent auditors for the balance of the fiscal year ended December 31, 2002. No member of BDO Seidman, LLP has any direct financial or material indirect financial interest in the Company or any of its subsidiaries. Representatives of BDO Seidman, LLP are expected to be present at the Special Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Representatives of Arthur Andersen LLP (“Arthur Andersen”), the Company’s former independent auditor, are not expected to be present at the Special Meeting.

Arthur Andersen’s report on the Company’s financial statements for the fiscal year ended December 31, 2000, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. Except for a going concern qualification, Arthur Andersen’s report on the Company’s financial statements for the fiscal year ended December 31, 2001, did not contain an adverse opinion or a disclaimer of an opinion, nor was it modified or qualified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2001 and 2000, and through the subsequent interim period ended August 5, 2002, there were no disagreements with Arthur Anderson on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company’s financial statements for such years or subsequent interim period.

During the fiscal years ended December 31, 2001 and 2000, and through the subsequent interim period ended August 5, 2002, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosure and requested that Arthur Andersen furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. While the Company received no information from Arthur Andersen, the Company was informed that, in light of recent developments at Arthur Andersen, Arthur Andersen has ceased providing written representations for use in Form 8-Ks concerning changes in a registrant’s certifying accountant. As a result, no such letter was provided with the filed Form 8-K.

Neither the Company nor anyone engaged on its behalf has consulted with BDO Seidman, LLP during the Company’s two most recently completed fiscal years or during its current fiscal year with regard to either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

The following table sets forth the aggregate fees billed by the Company’s former accounting firm, Arthur Andersen LLP, to the Company for the fiscal year ended December 31, 2001:

Audit Fees	$ 54,800.00(a)
All Other Fees	$ 29,725.00(b)

(a)	Includes audit fees for the audit of the Financial Statements of the Company.
(b)	Includes audit fees for the audit of the Company’s 401(k) Savings Plan. The audit committee considered whether provision of these services was compatible with maintaining the principal accountant’s independence and determined such to be the case.

4

Financial Information Systems Design and Implementation

The Company did not incur any fees for financial information systems design and implementation for the fiscal year ended December 31, 2001.

Vote Required

The affirmative vote of the holders of a majority of the company’s outstanding common stock present in person or represented by proxy at the Special Meeting is required to approve this Proposal 1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 1.

PROPOSAL 2

RATIFICATION AND APPROVAL FOR PURPOSES OF NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. RULES 4350(i)(1)(A), 4350(i)(1)(D) AND 4350(i)(1)(B) OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OR EXERCISE, RESPECTIVELY, OF NOTES AND WARRANTS PREVIOUSLY SOLD PURSUANT TO THE NOTE PURCHASE AGREEMENT WITH KEVIN KIMBERLIN PARTNERS, L.P., OSHKIM LIMITED PARTNERSHIP AND THE KIMBERLIN FAMILY 1998 IRREVOCABLE TRUST AS DESCRIBED IN THIS PROPOSAL 2.

Summary of Private Placements

On November 9, 2001, we entered into a note purchase agreement (the “Note Purchase Agreement”) with Kevin Kimberlin Partners, L.P. (“KKP”), subsequently amended to add as parties Oshkim Limited Partnership (“Oshkim”) and The Kimberlin Family 1998 Irrevocable Trust (“KFIT”), which provides for the sale of notes and warrants in multiple-stage private placements. At the first two closings on November 9, 2001 and February 14, 2002, we issued to KKP and Oshkim notes which are convertible in the aggregate into 862,426 shares of common stock and warrants to purchase an additional 862,426 shares of common stock in exchange for gross proceeds of $4.0 million. The issuance to KKP and Oshkim of the notes and warrants was approved by our stockholders at a special meeting of stockholders held on April 2, 2002. See our Proxy Statement filed with the SEC on February 25, 2002 for more details.

At subsequent closings on May 3, 2002, June 24, 2002, July 11, 2002 and July 30, 2002 (each, a “Closing” and collectively, the “Closings”), we issued to Oshkim and KFIT additional notes which are convertible in the aggregate into 3,627,486 shares of common stock and warrants to purchase an additional 3,627,486 shares of common stock in exchange for gross proceeds of $6,203,827. The terms of the notes and warrants issued at the Closings are described below in more detail. Subject to approval by our stockholders of Proposal 5, up to $2.0 million of the notes and warrants issued to Oshkim and KFIT at the June and July Closings could be converted into units.

The disinterested members of our Board of Directors approved the terms of each of these private placements of notes and warrants to Oshkim and KFIT. Kevin Kimberlin, a member of our Board of

5

Directors, abstained from the vote by the Board of Directors to approve these private placements because he is an affiliate and/or related person of KKP, Oshkim and KFIT. Please see “Interests of Certain Persons” under this Proposal 2.

Why We Need Stockholder Approval

         Because our common stock is traded on The Nasdaq Stock Market (“Nasdaq”), we are subject to certain rules of the National Association of Securities Dealers, Inc. (“NASD”). The Board of Directors has submitted this Proposal 2 to the stockholders for approval because Nasdaq has advised us that the NASD Rules require us to receive stockholder approval of the sale of the notes and warrants affected at the Closings.

Under NASD Rule 4350(i)(1)(A) (the “Insider Rule”), Nasdaq-listed companies must obtain stockholder approval of a plan or arrangement under the following paragraph:

“when a stock option or purchase plan is to be established or other arrangement made pursuant to which stock may be acquired by officers or directors, except for warrants or rights issued generally to security holders of the company or broadly based plans or arrangements including other employees (e.g. ESOPs). In a case where the shares are issued to a person not previously employed by the company, as an inducement essential to the individual’s entering into an employment contract with the company, shareholder approval will generally not be required. The establishment of a plan or arrangement under which the amount of securities which may be issued does not exceed the lesser of 1% of the number of shares of common stock, 1% of the voting power, or 25,000 shares will generally not require shareholder approval.”

Nasdaq has informed us that it has an unpublished interpretation of the Insider Rule which, in Nasdaq’s view, establishes that the term “other arrangement” applies to arrangements which are not compensatory, such as capital raising transactions. Furthermore, pursuant to its unpublished interpretation, Nasdaq has advised us that it requires stockholder approval only for “other arrangements” in which the issuance of securities to officers and directors is at a discount to the prevailing market price and is in excess of the lesser of 1% of the number of shares outstanding, 1% of the voting power outstanding or 25,000 shares. Nasdaq has further informed us that it interprets the issuance of the notes and warrants pursuant to the Note Purchase Agreement as an “arrangement” pursuant to which stock may be acquired by officers or directors that would trigger the Insider Rule. We dispute Nasdaq’s interpretation that the Insider Rule applies to the Closings and Nasdaq’s “rule making” mechanism for reaching that conclusion. Nevertheless, we are seeking this ratification and approval to address Nasdaq’s application of the Insider Rule to the Closings. We therefore are seeking the ratification and approval by our stockholders for the issuance and sale to Oshkim and KFIT of the notes and warrants at the Closings pursuant to the Note Purchase Agreement to satisfy the Insider Rule.

Under NASD Rule 4350(i)(1)(D) (the “20% Rule”), companies whose securities are traded on Nasdaq must obtain stockholder approval for the issuance of securities in a private offering of common stock or in a series of related offerings at a price less than the greater of the book or market value per share of the stock, if the issuance amounts to 20% or more of the common stock or 20% or more of the voting power of a company outstanding before the issuance.

As of May 3, 2002, we had issued and outstanding 8,897,887 shares of common stock. The shares issuable to Oshkim and KFIT upon conversion and exercise of the notes and warrants issued at the Closings represented approximately 45% of our outstanding shares (assuming that the warrants are exercised in full and that the notes convert fully into common stock) at the time of (and giving effect to) the Closing on May 3, 2002. In addition, potential weighted average anti-dilution adjustments to the notes and warrants sold to Oshkim and KFIT in the private placements could increase the number of shares issuable on conversion or exercise, respectively, of the notes and warrants. The average purchase price of the shares issuable to Oshkim and KFIT in connection with the Closings is less than the market value per share of our common stock at the time of those respective closings.

The ratification and approval sought under this Proposal 2 will be effective to satisfy the required stockholder approval under the 20% Rule. Therefore, we are seeking the ratification and approval by our stockholders for the issuance and sale to Oshkim and KFIT of the notes and warrants issued pursuant to the Note Purchase Agreement at the Closings to satisfy the 20% Rule.

Under NASD Rule 4350(i)(1)(B) (the “Control Rule”), Nasdaq-listed companies must obtain stockholder approval for any issuance of securities that would result in a change of control. Mr. Kimberlin, together with KKP, Oshkim and KFIT, beneficially own in excess of 50% of our outstanding common stock as a result of the completion of financings in November 2001, February 2002 and the Closings pursuant to the Note Purchase Agreement (assuming that the notes fully convert into common stock and the warrants are exercised in full). If the issuance of the notes and warrants were construed to result in a change of control, the approval sought under this Proposal 2 would be effective to satisfy the required stockholder approval under the Control Rule. Therefore, we are seeking the ratification and approval by our stockholders for the issuance and sale to Oshkim and KFIT of the notes and warrants issued pursuant to the Note Purchase Agreement at the Closings to satisfy the Control Rule.

6

Under the NASD Rules, the minimum vote which will constitute stockholder approval of Proposal 2 for purposes of the Insider Rule, the 20% Rule and the Control Rule shall be a majority of the total votes present at a meeting in person or represented by proxy. While it is not relevant to this vote because neither Oshkim nor KFIT has converted the notes or exercised the warrants issued at the Closings prior to the Record Date, Nasdaq has informed us that the votes of any shares underlying the notes and warrants issued to Oshkim and KFIT at the Closings must be excluded from the vote on Proposal 2 pursuant to the NASD rules. However, all other shares held as of the Record Date by Mr. Kimberlin, KKP, Oshkim, KFIT and their affiliates may be voted on Proposal 2.

Although we sought and obtained at a special meeting of stockholders held on April 2, 2002, stockholder approval of the transactions with Oshkim and KFIT effected at the Closings for purposes of the Insider Rule, 20% Rule and Control Rule, Nasdaq has informed us that it does not recognize that approval because Nasdaq does not believe the proposal in our proxy statement, dated February 25, 2002, provided our stockholders with enough information regarding potential dilution of their investment in our company to make an informed decision. Consequently, we are seeking the ratification and approval by our stockholders of the transactions affected at the Closings.

Impact if Proposal 2 is Not Approved

A failure by us to obtain prior to November 30, 2002, stockholder ratification and approval of the Closings would have a material adverse effect on our Company. These material adverse effects would include, among other things:

•	a default by us under certain of the notes issued under the Note Purchase Agreement and the short-term promissory notes issued in August and September permitting the acceleration of the amounts owed by us to KKP, Oshkim and KFIT, and entitling each of these parties to foreclose on our intellectual property pledged as security pursuant to our Intellectual Property and Security Agreement with KKP, Oshkim and KFIT, dated as of November 9, 2001, as amended by Amendment No. 1, dated as of February 14, 2002, and Amendment No. 2, dated as of July 11, 2002 (the “Security Agreement”);
•	a default by us on our loan agreements with Transamerica Technology Finance Corporation, successor in interest to Transamerica Business Credit Corporation, a Delaware corporation (“Transamerica”), resulting in acceleration of the $1.3 million owed by us to Transamerica as of October 1, 2002;
•	the termination of our current private offering of units comprised of our common stock and warrants;
•	the likely delisting of our common stock from the Nasdaq;
•	adjustments to our currently outstanding convertible notes and warrants which would have a dilutive effect on our stockholders ownership interest in our Company;
•	our likely inability to engage in additional financing arrangements with Mr. Kimberlin or any of his affiliates; and
•	our immediate need to secure alternative sources of financing which, even if available, would likely be on terms substantially less favorable to us.

Any or all of these events, in turn, would result in a material adverse effect on our liquidity and cash flows and on our ability to continue as a going concern.

Background of the Transactions

During the first half of 2001, as a result of discussions regarding our capital requirements and the uncertainty in the financial markets generally, our Board of Directors and our management determined that we should raise additional capital through the sale of equity securities to address our short-term working capital needs. Kevin Kimberlin, a member of our Board of Directors, the member manager of the general partner of KKP, a partner of Oshkim and trustee of KFIT, indicated that KKP would be willing to provide us with financing if we were unable to otherwise obtain financing on acceptable terms. The disinterested members of the Board of Directors authorized our Chief Financial Officer at the time to seek such financing and negotiate with KKP and other potential investors.

In the second and third quarters of 2001, our then Chief Financial Officer had discussions with a number of potential investors, including KKP, regarding potential financing transactions. Our then Chief Financial Officer considered proposals to purchase convertible preferred stock, convertible debt or common stock, each accompanied with warrants to purchase common stock. Prior to September 11, 2001, several variations of equity and debt financing transactions involving warrants were available to us at more favorable terms than were available after September 11, 2001. After September 11, 2001, investors waited until market stabilization occurred prior to engaging in financing discussions. Once financing discussions resumed, the amount of financing potential investors were willing to provide decreased and the terms became less favorable. At that time, discussions with KKP commenced and eventually culminated in the KKP, Oshkim and KFIT financings.

7

The advantages of the KKP, Oshkim and KFIT financings included a larger initial financing and the possibility of additional financings, a lengthier period before registering the underlying shares, less onerous anti-dilution provisions in the event of future financings priced below the applicable closing prices and few outside transaction costs. The disinterested members of the Board of Directors considered the effects of a further investment in us by KKP, Oshkim and KFIT, balancing the need for capital against the further concentration of ownership by Kevin Kimberlin and his affiliates and the potential for KKP, Oshkim and KFIT to control, or effectively control, us. Based on the limited financing options available to us, at a meeting of the Board of Directors on October 22, 2001, the disinterested directors authorized us to enter into the Note Purchase Agreement.

After additional negotiations regarding certain of the non-financial terms of the Note Purchase Agreement, we entered into the Note Purchase Agreement on November 9, 2001.

Amendment to Stockholder Rights Agreement. Our Stockholder Rights Plan provides for the distribution of a preferred stock purchase right (a “Right”) as a dividend for each share of our common stock of record held at the close of business on March 12, 1992, as well as all future stock issuances. Under certain conditions involving an acquisition by any person or group of 15% or more of the common stock, the Rights permit the holders (other than a 15% or more holder) to purchase the Company’s common stock at a 50% discount upon payment of an exercise price of $150 per Right. Additionally, in the event of certain business combinations, the Rights permit the purchase of the common stock of an acquirer at a 50% discount. Under certain conditions, the Rights may be redeemed by the Board of Directors in whole, but not in part, at a price of $0.01 per Right. The Rights have no voting privileges and are attached to and automatically trade with the Company’s common stock. The Rights expire February 26, 2012.

As a result of the potential acquisition of additional shares by KKP, we amended our Stockholder Rights Plan on December 20, 2001, to provide that the completion of the transactions described in the Note Purchase Agreement would not result in the separation of the Rights from our common stock. The amendment to our Stockholder Rights Plan was filed as an exhibit to our Current Report on Form 8-A12G/A, filed with the SEC on December 26, 2001.

Section 203. In general, Section 203 of the Delaware corporation statute prohibits an “interested stockholder” from engaging in a “business combination” with a Delaware corporation for three years following the date such person became an interested stockholder. An “interested stockholder” is generally defined as a person holding 15% or more of a corporation’s outstanding voting stock. A “business combination” is defined in the Delaware corporation statute. The provision is not applicable when prior to the date the stockholder became an interested stockholder, the board of directors of the corporation approved the transactions that resulted in the stockholder becoming an interested stockholder. In accordance with, and for the purposes of the exception, to Section 203 and prior to the November financing, our Board of Directors, with Mr. Kimberlin abstaining, unanimously approved us entering into the Note Purchase Agreement and consummating the transactions thereunder.

Financings Pursuant to the Note Purchase Agreement

On November 9, 2001, we entered into the Note Purchase Agreement with KKP for the sale of promissory notes convertible into common stock and warrants to purchase common stock in a multiple-stage private placement. Pursuant to the Security Agreement, the payment of notes is secured by substantially all our intellectual property. Please see “Interests of Certain Persons” under this Proposal 2. The terms of the notes and warrants issued in the Closings, as well as the Security Agreement, are described in more detail below.

We issued to KKP and Oshkim in November 2001 and February 2002, respectively, notes and warrants pursuant to the Note Purchase Agreement. The issuance to KKP and Oshkim of the notes and warrants was approved by our stockholders at a special meeting of stockholders held on April 2, 2002. See our Proxy Statement filed with the SEC on February 25, 2002 for more details.

Summary of the Terms of the Agreements

The principal terms of the Closings are set forth below. Copies of the Note Purchase Agreement and the Security Agreement were filed as exhibits to our Current Report on Form 8-K, filed with the SEC on November 14, 2001. Copies of Amendment No. 1 to the Note Purchase Agreement and Amendment No. 1 to the Security Agreement were filed as exhibits to our Current Report on Form 8-K, filed with the SEC on February 14, 2002. Copies of the Secured Convertible Promissory Note issued on May 3, 2002, and the Warrant Agreement executed as of May 3, 2002, were filed as exhibits to our Quarterly Report on Form 10-Q, filed with the SEC on May 20, 2002. Copies of: (i) Amendment Nos. 2 and 3 to the Note Purchase Agreement; (ii) Amendment No. 2 to the Security Agreement; (iii) the Secured Convertible Promissory Note issued on June 24, 2002; (iv) the Warrant Agreement executed as of June 24, 2002; (v) the Secured Convertible Promissory Note issued on July 11, 2002; (vi) the Warrant Agreement executed as of July 11, 2002; (vii) the Secured Convertible Promissory Note issued on July 30, 2002; and (viii) the Warrant Agreement executed as of July 30, 2002, were filed as exhibits to our Quarterly Report on Form 10-Q, filed with the SEC on August 19, 2002.

8

The financing documents filed as exhibits to our Current Reports on Form 8-K, filed with the SEC on November 14, 2001, and February 14, 2002, and Quarterly Reports on Form 10-Q filed with the SEC on May 20, 2002, and August 19, 2002, are referred to collectively as the “Financing Documents.” You are encouraged to read carefully and in its entirety the full text of the Financing Documents. The following summary is qualified in its entirety by reference to the more detailed terms set forth in the Financing Documents.

You may obtain copies of the Financing Documents without charge upon written or oral request to The Immune Response Corporation, Attention: Secretary, 5935 Darwin Court, Carlsbad, California 92008, telephone number (760) 431-7080.

Note Purchase Agreement

General. Pursuant to the Note Purchase Agreement, we sold to Oshkim and KFIT at the Closings notes which are convertible into an aggregate of 3,627,486 shares of common stock and warrants exercisable for up to an additional 3,627,486 shares of common stock. The notes and warrants issued at the Closings are described below in further detail. We received in connection with the Closings gross proceeds of $6,203,827.

Covenants of the Company, KKP, Oshkim and KFIT. Under the terms of the Note Purchase Agreement, we, KKP, Oshkim and KFIT agreed to certain covenants, including, but not limited to (i) negotiating the terms of a milestone schedule, (ii) execution of UCC-1 financing statements and any other documents, and to take any other actions necessary to perfect or continue the perfection of KKP’s, Oshkim’s and KFIT’s security interest in our intellectual property under the Security Agreement and (iii) calling and holding a meeting of our stockholders to approve the issuances to KKP, Oshkim and KFIT in the event that an anti-dilution adjustment pursuant to the notes or the warrants would result in a violation of the 20% Rule. Under the terms of the Security Agreement, we may not issue any debt securities senior to the debt evidenced by the notes issued under the Note Purchase Agreement.

Restrictions on Transfer. KKP, Oshkim and KFIT have agreed not to sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any notes, warrants, or shares of common stock issuable upon conversion of the notes or exercise of the warrants unless (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and registration and qualification of the underlying shares, or (ii) such party provides us with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the securities may be made by such party without registration under the Securities Act. Subject to securities law restrictions, and the terms of the Note Purchase Agreement and the Security Agreement, the notes and warrants may be transferred to affiliates of KKP, Oshkim or KFIT. Transfers by KKP, Oshkim or KFIT to any party other than an affiliate, and transfers by a KKP, Oshkim or KFIT affiliate to any of our competitors, are prohibited and, in the case of a transfer to a party other than an affiliate, must not involve less than 25% of the respective note or warrant. See also “Summary of the Terms of the Agreements - Letter Agreement” under this Proposal 2.

Registration Rights Provisions. Pursuant to the registration rights provisions of the Note Purchase Agreement, we have agreed to file with the SEC at any time on or after May 9, 2002, and upon demand by KKP, Oshkim or KFIT, a registration statement registering under the Securities Act all of the shares of our common stock that are issuable to KKP, Oshkim or KFIT upon conversion of the notes and exercise of the warrants, subject to the following limitations:

•	We are not required to file a registration statement if the reasonably anticipated aggregate price of the securities to be registered and offered to the public shall not exceed $500,000; and
•	We are obligated to register securities pursuant to a request by KKP, Oshkim or KFIT on two occasions only, unless we are eligible to file a registration statement on Form S-3, in which case we shall be obligated to register securities on three occasions.

In addition, the Note Purchase Agreement provides that if we register securities under the Securities Act for our own account or the account of others, we must, upon the request of KKP, Oshkim or KFIT, include any shares issued upon conversion of the notes or warrants, subject to the following limitations:

•	The number of KKP, Oshkim and KFIT’s shares to be included in the offering may be reduced if the offering is underwritten and if the managing underwriter requests a reduction in writing; and
•	KKP, Oshkim and KFIT cannot exercise these “piggy-back” registration rights in the event that we offer securities on a Form S-4 or a Form S-8 in connection with an acquisition of an entity or in connection with a stock option or other employee benefit plan.

Events of Default. We will be deemed in default under the terms of the Note Purchase Agreement if the following events occur: (i) we fail to pay the principal of any of the notes within three business days of its due date; (ii) we made or are deemed to have made a materially incorrect representation or warranty in the Financing Documents; or (iii) we default in a material way in the

9

performance of our duties under any Financing Document. In addition, we shall be deemed in default under the Note Purchase Agreement if we seek bankruptcy protection, have bankruptcy proceedings initiated against us or are unable to pay our bills as they come due.

Amendment No. 1 to the Note Purchase Agreement. We entered into on February 14, 2002, Amendment No. 1 to the Note Purchase Agreement (“Amendment No. 1”). Amendment No. 1 added Oshkim as a party to the Note Purchase Agreement and allowed us to issue a note and a warrant in a February closing to Oshkim on different terms than the notes and warrants issued to KKP pursuant to the Note Purchase Agreement.

Amendment No. 2 to the Note Purchase Agreement. We entered into on May 3, 2002, Amendment No. 2 to the Note Purchase Agreement (“Amendment No. 2”). Amendment No. 2 increased the maximum amount of each financing under the Note Purchase Agreement from $2.0 million to $4.0 million. In addition, we agreed to increase our authorized shares of common stock to 170.0 million from 65.0 million.

Amendment No. 3 to the Note Purchase Agreement. We entered into on July 11, 2002, Amendment No. 3 to the Note Purchase Agreement (“Amendment No. 3”). Amendment No. 3 added KFIT as a party to the Note Purchase Agreement. Amendment No. 3 also provides that we will be in default under the Note Purchase Agreement if we are in default in the payment of principal on any indebtedness other than to KKP, Oshkim and KFIT in excess of $200,000 beyond the applicable grace period.

Promissory Notes

The notes issued in the Closings accrue interest at a rate of 8% per year and will mature on the three-year anniversary of their respective date of issuance. The initial fully-weighted average conversion price for the shares of common stock issuable upon conversion of the notes issued at the Closings was $1.7102 per share. The conversion prices are based on 80% of the average closing bid prices for our common stock for the ten consecutive trading days ended the trading day prior to the respective Closing.

         The conversion price of the notes is subject to adjustments for stock splits, recapitalizations, recombinations and stock dividends. The conversion price of the notes also is to be reduced pursuant to a fully-weighted average adjustment in the event we issue securities without consideration or for consideration per share of less than the then-applicable conversion price of such notes. As of October 7, 2002, pursuant to a fully weighted anti-dilution adjustment and accounting for accrued but unpaid interest, the common shares underlying the notes issued in the Closings total 3,741,331 at a weighted average conversion price of $1.7081.

In the event of a downward adjustment to the applicable conversion price of the notes, more shares of our common stock will be issuable upon subsequent conversion of the notes than would be issuable prior to such adjustment. Stockholder ratification and approval being sought hereby also will constitute consent to such issuance in the event they cause the aggregate number of shares of our common stock issuable on conversion of the notes issued at the Closings to equal or exceed the number of shares permitted by the 20% Rule or the Control Rule.

The failure by us to obtain stockholder approval of this Proposal 2 constitutes a default by us under certain of the notes issued under the Note Purchase Agreement permitting the acceleration of the amounts owed by us to KKP, Oshkim and KFIT, and entitling each of these parties to foreclose on our intellectual property pledged as security pursuant to the Security Agreement.

Warrant Terms

         The initial fully-weighted average exercise price for the shares of common stock issuable upon exercise of the warrants issued at the Closings was $2.1378 per share. The exercise prices of the warrants issued in the Closings are equal to the average of the closing bid prices for our common stock for the ten consecutive trading days ended the trading day prior to the respective Closings. The exercise prices of the warrants are subject to adjustments for stock splits, recapitalizations, recombinations and stock dividends. The number of shares of common stock that may be purchased upon exercise of warrants is equal the face value of the corresponding notes issued at the applicable Closing divided by the initial conversion price of such notes.

10

In the event of a downward adjustment to the applicable exercise price of the warrants, more shares of our common stock will be issuable upon subsequent exercise of the warrants than would be issuable prior to such adjustment. The stockholder ratification and approval being sought hereby also will constitute consent to such issuance even if such issuance causes the aggregate number of shares of our common stock issuable on exercise of the warrants to equal or exceed the number of shares permitted by the 20% Rule or the Control Rule.

Additionally, if the average of the closing bid prices of our common stock for any ten consecutive trading days is less than 75% of the then effective exercise price of a warrant (the “Adverse Market Price”), then the exercise price of the warrant will adjust to that ten-day average closing price. The number of shares issuable upon exercise of the warrants will not be adjusted in connection with this adjustment to the exercise price. To exercise at the adjusted ten-day average closing price, KKP, Oshkim and KFIT must provide us with notice during a period in which the ten-day average closing price remains equal to or below the Adverse Market Price and pay the exercise price to us within five days of the delivery of the notice.

Intellectual Property Security Agreement

On November 9, 2001, we entered into the Security Agreement with KKP to secure the notes. On February 14, 2002, we entered into Amendment No. 1 to the Security Agreement to add Oshkim as a party and as of July 11, 2002, we entered into Amendment No. 2 to the Security Agreement to add KFIT as a party. Pursuant to the Security Agreement, we granted to KKP, Oshkim and KFIT a priority security interest in substantially all of our rights to our trademarks, patents, trademark licenses, patent licenses (unless prohibited expressly by the terms of the license) and any related proceeds from our trademarks and our patents. The Security Agreement prohibits us from entering into any license agreement that is inconsistent with the Security Agreement or is reasonably likely to have a material adverse effect on the security interests held by KKP, Oshkim and KFIT. The Security Agreement also restricts our ability to sell or assign an interest in the patents, trademarks, patent licenses or trademark licenses absent the prior written consent of KKP, Oshkim and KFIT. The Security Agreement further provides that we will take steps to preserve our rights in the patents, the trademarks, the patent licenses and the trademark licenses.

Letter Agreement

On August 8, 2002, we entered into a letter agreement with Oshkim and KFIT (the “Letter Agreement”) to address Nasdaq’s concerns regarding our compliance with the Insider Rule, the 20% Rule and the Control Rule. The Letter Agreement provides that from its date of execution until the receipt of stockholder approval of the transactions or until the occurence of certain other events contemplated by the Note Purchase Agreement, Oshkim and KFIT would not (a) convert into or exercise for shares of common stock any of the notes and warrants issued to them in the Closings, or (b)(i) vote, (ii) offer, pledge, sell or otherwise dispose of or transfer or (iii) receive any additional shares of capital stock (or securities convertible into or exchangeable for capital stock) issuable by us via a stock dividend or stock distribution paid with respect to, any shares of common stock issuable upon the conversion or exercise of the notes and warrants issued to them in the Closings.

11

Use of Proceeds

We have used the net proceeds from the Closings for repayment of $2.0 million of debt to Oshkim, working capital and general corporate purposes.

Impact of the Issuances on Existing Stockholders

If this proposal is approved, our existing stockholders will hold a smaller percentage of our outstanding capital stock and therefore will have less influence on our affairs. Following the Closings described in this Proposal 2, Mr. Kimberlin, KKP, Oshkim, KFIT and their affiliated entities, taken together, constitute our largest equity holder, beneficially owning approximately 50% of our issued and outstanding shares of common stock and controlling approximately 50% of the total voting power of our outstanding capital stock (assuming conversion of the notes and exercise of the warrants issued pursuant to the Note Purchase Agreement). Kevin Kimberlin, a member of our Board of Directors, is the member manager of the general partner of KKP, a partner in Oshkim and a trustee of KFIT. Accordingly, KKP, Oshkim, KFIT and Mr. Kimberlin and their affiliates could exercise significant influence over matters submitted to our stockholders.

While the issue is not free from doubt, the issuance of notes and warrants issued at the Closings pursuant to the Note Purchase Agreement would not result in a change in ownership of our Company as defined by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). The issuance of common stock upon the conversion of the notes and the exercise of the warrants would, however, almost certainly cause a change in ownership of the Company at the time of such issuance. Pursuant to Sections 382 and 383 of the Code, the annual use of our net operating losses (“NOLs”) would be limited if there is a cumulative change of ownership (as that term is defined in Section 382(g) of the Code) of greater than 50% in the past three years. If a Section 382 ownership change occurs, there would be a substantial limitation on our ability to utilize our NOLs to offset future taxable income. As reported in our Form 10-K for the year ended December 31, 2001, we had approximately $192.9 million of NOL carryforwards at such time. There is no assurance, however, that even absent a Section 382 Ownership change, we will generate taxable income in the future against which the NOLs could be applied.

Interests of Certain Persons

Mr. Kevin Kimberlin, a member of our Board of Directors, is an affiliate and/or related party of each of KKP, Oshkim and KFIT. Assuming the full conversion and exercise, respectively, of all of the notes and warrants issued pursuant to the Note Purchase Agreement, KKP, Oshkim and KFIT, collectively with Mr. Kimberlin and his affiliates, would control in excess of 50% of our voting power.

For information regarding the ownership interests of the above, please see “Security Ownership of Certain Beneficial Owners and Management” below.

Dissenters’ Rights

Under Delaware law, stockholders are not entitled to dissenters’ rights in connection with the transactions contemplated by this Proposal 2.

Vote Required

The affirmative vote of the holders of a majority of shares of our common stock present or represented by proxy at the Special Meeting will be required to approve this Proposal 2. While it is not relevant to this vote because neither Oshkim nor KFIT has converted the notes or exercised the warrants issued at the Closings prior to the Record Date, Nasdaq has informed us that the votes of any shares underlying the notes and warrants issued to Oshkim or KFIT at the Closings shall be excluded from the vote on Proposal 2 pursuant to the NASD Rules. All shares held as of the Record Date by KKP, Mr. Kimberlin, Oshkim, KFIT and their respective affiliates may be voted on this proposal.

THE BOARD OF DIRECTORS, WITH MR. KIMBERLIN ABSTAINING, UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.

12

PROPOSAL 3

APPROVAL FOR PURPOSES OF NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. RULES 4350(i)(1)(A), 4350(i)(1)(D) AND 4350(i)(1)(B) OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OR EXERCISE, RESPECTIVELY, OF NOTES AND WARRANTS PROPOSED TO BE SOLD PURSUANT TO THE NOTE PURCHASE AGREEMENT AS DESCRIBED IN THIS PROPOSAL 3.

Summary

As described in Proposal 2, we entered into the Note Purchase Agreement with KKP, Oshkim and KFIT which provided for the sale of notes and warrants in multiple-stage private placements. The Note Purchase Agreement also provides for subsequent private placements of notes and warrants by us to KKP, Oshkim, KFIT and/or any of their affiliates. Although we sought and obtained at a special meeting of stockholders held on April 2, 2002 stockholder approval of subsequent closings with KKP and Oshkim for purposes of the Insider Rule, the 20% Rule and the Control Rule, Nasdaq has informed us that it does not recognize that approval because Nasdaq does not believe the proposal in our proxy statement, dated February 25, 2002, provided our stockholders with enough information regarding potential dilution of their investment in our Company to make an informed decision. Consequently, we are seeking approval of the Closings and Subsequent Closings (as defined below). Nasdaq has informed us that we will be required to seek additional stockholder approvals in the event that we intend to undertake Subsequent Closings more than three months following the date of the Special Meeting.

We project that we will need approximately $9.5 million in additional financing in order to continue operations through December 31, 2002, the date by which the Company’s current private offering is expected to be complete. Consequently, we are seeking stockholder approval to allow us for a period of up to three months following the Special Meeting to issue to KKP, Oshkim, KFIT and/or their affiliates in subsequent closings notes and warrants in exchange for up to $9.5 million (each a “Subsequent Closing” and collectively, “Subsequent Closings”) on the terms and conditions set forth in this Proposal 3 for purposes of compliance with the Insider Rule, the 20% Rule and the Control Rule. If Proposal 3 is approved, it is likely we will issue notes and warrants at the Subsequent Closings which would be initially convertible and exercisable, respectively, for a number of shares of common stock which, based on certain assumptions described in this Proposal 3 likely will not exceed 18,555,000. Please see “Impact of the Issuance on Existing Stockholders” under this Proposal 3.

We cannot assure you that KKP, Oshkim, KFIT or any of their affiliates will provide any of the financings contemplated by any of the Subsequent Closings. Also, because this Proposal 3 relates to proposed future financings, we have had to make certain assumptions with respect to the total amount of funds which we will require and the average closing bid prices of our common stock. Although we believe that these assumptions are reasonable as of the date of this proxy statement, we cannot assure you that the actual amounts will not be different than those incorporated in this Proposal 3. Please see “Impact of the Issuance on Existing Stockholders” under this Proposal 3.

Why We Need Stockholder Approval

Our common stock is traded on Nasdaq and, as described in Proposal 2, we are subject to certain NASD Rules, including the Insider Rule, the 20% Rule and the Control Rule. See Proposal 2 for more information regarding the Insider Rule, the 20% Rule and the Control Rule. The Board of Directors has submitted this Proposal 3 to our stockholders for approval because Nasdaq has advised us that the NASD Rules require us to receive stockholder approval for the sale to KKP, Oshkim, KFIT and/or any of their affiliates of the notes and warrants in Subsequent Closings pursuant to the Note Purchase Agreement. We therefore are seeking the approval by our stockholders of the issuance and sale of the notes and warrants in Subsequent Closings pursuant to the Note Purchase Agreement to satisfy the Insider Rule, the 20% Rule and the Control Rule. Under the NASD Rules, the minimum vote which will constitute stockholder approval of Proposal 3 for the purposes of the Insider Rule, the 20% Rule and the Control Rule shall be a majority of the total votes present in person or represented by proxy at the Special Meeting.

Impact if Proposal 3 is Not Approved

A failure by us to obtain stockholder approval of the Subsequent Closings would have a material adverse effect on our Company. These material adverse effects would include, among other things:

•	The potential default and permitted acceleration of approximately $13.8 million of debt owed by us to KKP, Oshkim and KFIT under multiple notes, issued pursuant to the Note Purchase Agreement, and certain short-term promissory notes;
•	The possibility that future financings will involve the issuance by us of debt securities which would have priority over the interests of our stockholders in the context of any bankruptcy proceeding;
•	our becoming insolvent;

13

•	a potential default by us of our loan agreements with Transamerica, resulting in an acceleration of the $1.3 million owed by us to Transamerica;
•	the possible termination of our current private offering of Units comprised of our common stock and warrants;
•	the likely delisting of our common stock from Nasdaq (in the event the proposed financings are completed in the form contemplated by this Proposal 4 absent stockholder approval);
•	adjustments to our currently outstanding convertible notes and warrants which would have a further dilutive effect on our stockholders’ ownership interest in our Company;
•	our likely inability to engage in additional financing arrangements with Mr. Kimberlin or any of his affiliates; and
•	our needing to secure alternative sources of financing which, even if available, would likely be on terms substantially less favorable to us.

Any or all of these events, in turn, would result in a material adverse effect on our liquidity and cash flows and on our ability to continue as a going concern.

Background of the Transaction

See Proposal 2 - “Background of the Transaction.”

Subsequent Closings Under the Note Purchase Agreement

The Note Purchase Agreement provides for subsequent closings at which we would sell additional notes convertible into common stock and additional warrants to purchase shares of our common stock. Subsequent Closings under the Note Purchase Agreement are subject to the conditions set forth in the Note Purchase Agreement and our achievement of certain milestones expected to be set forth in a milestone schedule which we are negotiating with KKP and Oshkim (the “Milestone Schedule”). The Milestone Schedule has not been finalized and as a result the achievement of milestones under the Milestone Schedule was not a condition to the Closings (as defined in Proposal 2) and is not expected to be a condition to any Subsequent Closings. However, there can be no assurances that any Subsequent Closings will be consummated.

Summary of the Terms of the Agreements

Promissory Notes

The notes which may be issued at Subsequent Closings would accrue interest at a rate of 8% per year and would mature on the three-year anniversary of their respective issuance dates. The principal and any accrued and unpaid interest on any notes issued in any Subsequent Closing shall initially be convertible into our common stock at a price per share equal to 80% of the average closing bid prices for our common stock for the ten consecutive trading days ending the trading day prior to the date such additional note is issued. The conversion price of the notes shall adjust for stock splits, recapitalizations, recombinations and stock dividends. The conversion price of the notes also shall be reduced pursuant to a fully-weighted average adjustment in the event we issue securities (including certain securities issued pursuant to the Note Purchase Agreement) without consideration or for a consideration per share of less than the then-applicable conversion price of such note.

In the event of a downward adjustment to the applicable conversion price of the notes, more shares of our common stock will therefore be issuable upon subsequent conversion of the notes than would be issuable prior to such adjustment. Stockholder approval being sought hereby also will constitute consent to such issuance in the event they cause the aggregate number of shares of our common stock issuable on conversion of the notes to equal or exceed the number of shares permitted by the 20% Rule or the Control Rule.

Warrant Terms

The exercise price of the warrants which may be issued in the Subsequent Closings would be equal to the average of the closing bid prices for our common stock for the ten consecutive trading days ending the trading day prior to the respective Subsequent Closing. The number of shares of common stock that may be initially purchased upon exercise of a warrant issued at a Subsequent Closing shall equal the face value of the corresponding note issued in such Subsequent Closing divided by the initial conversion price of such note. The exercise price of the warrants will adjust for stock splits, recapitalizations, recombinations and stock dividends. The exercise price of the warrants also will be reduced pursuant to a fully-weighted average adjustment in the event we issue certain securities without consideration or for a consideration per share of less than the then-applicable exercise price of such warrant.

14

In the event of a downward adjustment to the applicable exercise price of the warrants, more shares of our common stock will therefore be issuable upon subsequent exercise of the warrants than would be issuable prior to such adjustment. Stockholder approval being sought hereby also will constitute consent to such issuance even if they cause the aggregate number of shares of our common stock issuable on exercise of the warrants to equal or exceed the number of shares permitted by the 20% Rule or Control Rule.

Additionally, if the average of the closing bid prices of our common stock for any ten consecutive trading days is less than 75% of the then effective exercise price of a warrant (the “Adverse Market Price”), then the exercise price of the warrant will adjust to that ten-day average closing price subject to KKP, Oshkim and/or KFIT giving notice to us during a period in which the ten-day average closing price remains equal to or below the Adverse Market Price and paying to us the exercise price within five days of the delivery of the notice . The number of shares issuable on exercise of the warrants will not be adjusted in connection with this adjustment to the purchase price.

See Proposal 2 “—Summary of the Terms of the Agreements” for information regarding the terms of the Financing Documents.

Use of Proceeds

We expect to use the net proceeds from the Subsequent Closings (i) to repay approximately $3,589,500 of short-term promissory notes which we issued to KFIT in August, September and October, 2002, and which mature on November 30, 2002, (ii) to repay any additional debt which we may incur pending the Special Meeting and (iii) for working capital and general corporate purposes.

Impact of the Issuances on Existing Stockholders

If this proposal is approved, our existing stockholders will hold a smaller percentage of our outstanding capital stock and therefore will have less influence over our affairs.

The 52-week low closing stock price of our common stock preceding the date of this Proxy Statement was $1.28 per share. On September 1, 2002, we projected we would need to raise approximately $9.5 million to continue operations until December 31, 2002. Assuming (i) we issue notes and warrants to KKP, Oshkim, KFIT and/or their affiliates at Subsequent Closings in exchange for $9.5 million and (ii) the average closing bid prices for our common stock is $1.28 for the ten consecutive trading days ending the trading days prior to such Subsequent Closings, then the number of shares of common stock that would be issuable upon conversion of such notes would be approximately 9,277,343 and the number of additional shares of common stock that could be purchased upon exercise of such warrants would be approximately 9,277,343. The conversion price of the notes shall adjust for stock splits, recapitalizations, recombinations and stock dividends. The conversion price of the notes also shall be reduced pursuant to a fully-weighted average adjustment in the event we issue securities (including certain securities issued pursuant to the Note Purchase Agreement) without consideration or for a consideration per share of less than the then-applicable conversion price of such note. Our existing stockholders would incur substantial dilution as a result of the conversion of the notes and exercise of the warrants which would be issued in the Subsequent Closings, and any subsequent adjustment to the conversion price of any of the notes.

Assuming the issuance of notes and warrants on the terms and conditions set forth in the paragraph above, Mr. Kimberlin, KKP, Oshkim, KFIT and their affiliated entities, which taken together constitute our largest stockholder, would, upon full conversion of notes and exercise of warrants, beneficially own approximately 75% of our issued and outstanding shares of common stock and control approximately 75% of the total voting power of our outstanding capital stock (assuming conversion of the notes and exercise of the warrants issued in prior closings and in Subsequent Closings under the Note Purchase Agreement). Kevin Kimberlin, a member of our Board of Directors, is the member manager the general partner of KKP, a partner of Oshkim and the trustee of KFIT. Accordingly, KKP, Oshkim, KFIT and Mr. Kimberlin could exercise significant influence over matters submitted to our stockholders.

While the issue is not free from doubt, the issuance of notes and warrants issued at the Closings pursuant to the Note Purchase Agreement would not result in a change in ownership of our Company as defined by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). The issuance of common stock upon the conversion of the notes and the exercise of the warrants would, however, almost certainly cause a change in ownership of the Company at the time of such issuance. Pursuant to Sections 382 and 383 of the Code, the annual use of our net operating losses (“NOLs”) would be limited if there is a cumulative change of ownership (as that term is defined in Section 382(g) of the Code) of greater than 50% in the past three years. If a Section 382 ownership change occurs, there would be a substantial limitation on our ability to utilize our NOLs to offset future taxable income. As reported in our Form 10-K for the year ended December 31, 2001, we had approximately $192.9 million of NOL carryforwards at such time. There is no assurance, however, that even absent a Section 382 Ownership change, we will generate taxable income in the future against which the NOLs could be applied.

Interests of Certain Persons

See Proposal 2 “Interests of Certain Persons” and please see “Security Ownership of Certain Beneficial Owners and Management” below.

Dissenters’ Rights

Under Delaware law, stockholders are not entitled to dissenters’ rights in connection with the transactions contemplated by this Proposal 3.

15

Vote Required

The affirmative vote of the holders of a majority of shares of our common stock present or represented by proxy at the Special Meeting, will be required to approve this Proposal 3. While it is not relevant to this vote because neither Oshkim nor KFIT has converted the notes or exercised the warrants issued at the Closings prior to the Record Date, Nasdaq has informed us that the votes of any shares underlying the notes and warrants issued to Oshkim or KFIT at the Closings shall be excluded from the vote on Proposal 3 pursuant to the NASD Rules. All shares held as of the Record Date by KKP, Mr. Kimberlin, Oshkim, KFIT and their respective affiliates may be voted on this proposal.

THE BOARD OF DIRECTORS, WITH MR. KIMBERLIN ABSTAINING, UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 3.

PROPOSAL 4 APPROVAL OF THE REVISED TERMS AND CONDITIONS OF THE COMPANY’S PROPOSED PRIVATE PLACEMENT OF UNITS

General

         At our annual meeting of stockholders held on June 17, 2002, we sought and obtained stockholder approval to conduct a private offering of units comprised of shares of common stock and warrants to purchase shares of common stock (the “Offering”) based on terms described in Proposal 3 of the Proxy Statement filed with the SEC on May 15, 2002. We commenced the Offering on July 2, 2002. Subsequently, the placement agent for the Offering proposed certain changes to the terms and conditions of the Offering, including a change to the pricing formula to be used to determine the Closing Price of the Offering as described under “--The Offering - General Terms.”

        We are soliciting the approval of the revised terms of the Offering as described below. We intend to distribute a revised private placement offering memorandum to the extent we obtain approval of Proposal 2 and this Proposal 4.

The Offering is conditioned upon the approval by our stockholders of both Proposal 2 and this Proposal 4.

The Offering

General Terms. We are attempting to privately place up to 80 units (each a “Unit” and collectively, the “Units”), at a purchase price of $100,000 per Unit (the “Offering Price”). Each Unit is to consist of (a) shares of common stock and (b) warrants (the “Class A Warrants”) to purchase (i) one share of common stock and (ii) one warrant (the “Class B Warrants” and together with the Class A Warrants, the “Warrants”) to purchase one share of common stock. The Offering is condition upon the sale of not less than 60 Units for an aggregate purchase price of $6.0 million.

Under the new pricing formula, as proposed, the number of shares of common stock and Class A Warrants per Unit in each case will be equal to the Offering Price divided by the Unit Share Price. The Unit Share Price shall be the amount equal to 80% of the lesser of (i) the average closing bid price per share of common stock for the ten (10) consecutive trading days preceding the closing of the Offering and (ii) the closing price per share of common stock on the date of the closing of the Offering (such lesser amount being the “Closing Price”). The current pricing formula incorporates only the average closing bid price per share of common stock for the ten (10) consecutive trading days preceding the closing of the Offering and does not contemplate a 20% discount to the Closing Price.

The Class A Warrants will have a term of five years and will have an exercise price of 150% of the Unit Share Price. The Class B Warrants also will have a term of five years from the date of the issuance of such warrants and will entitle the holder to purchase one share of common stock at an exercise price of 200% of the Unit Share Price. Both the Class A Warrants and the Class B Warrants are subject to redemption as described under “- The Warrants - Redemption.” In the case of both the Class A Warrants and the Class B Warrants, the applicable purchase price is subject to adjustments as described below under “- The Warrants - Adjustments to Exercise Price and Number of Shares.”

Use of Proceeds. We expect to receive gross proceeds from the Offering of the Units of $8.0 million, of which $6.0 million will be cash proceeds and, subject to the approval of our stockholders of Proposal 5, $2.0 million will represent the conversion by KFIT of notes and warrants issued in connection with the June and July Closings. Net cash proceeds of approximately $4,385,000 will be used for working capital and other general corporate purposes. Assuming a Closing Price of $1.28 and a Unit Share Price of $1.024 and the exercise of all of the Warrants, we would receive additional gross proceeds of approximately $28.0 million. Regardless of whether this Proposal 4 is approved by the stockholders, the Company cannot assure that it will be able to raise any funds through the issuance of Units.

Fees; Unit Purchase Options. In connection with the Offering, we have appointed Spencer Trask Ventures, Inc., an entity related to one of our directors, Kevin Kimberlin (the “Placement Agent”), to act as our exclusive placement agent to complete the Offering. We have agreed to pay to the Placement Agent a fee equal to 10% of the aggregate purchase price of the Units

16

sold in the Offering (including any Units sold to Spencer Trask Ventures, Inc., but not those sold to Mr. Kimberlin, KKP, Oshkim, KFIT or any of their affiliated entities) and to issue to the Placement Agent options (the “Unit Purchase Options”) to purchase that number of Units equal to 20% of the Units sold in the Offering. The Unit Purchase Options will be exercisable for a period of seven years and have an exercise price of $100,000.00 per Unit. In addition, we will reimburse the Placement Agent for expenses incurred by it in connection with the Offering. No commission will be paid to the Placement Agent in connection with the exercise of the Warrants.

Subscribers. We intend to sell Units only to investors who are “accredited investors” under Rule 501 of Regulation D promulgated by the SEC under the Securities Act. It is currently contemplated that the Offering of the Units will expire not later than December 31, 2002, unless we and the placement agent mutually agree to extend the Offering. However, the terms of the Offering may be changed by the decision of our Board of Directors or by our management to the extent it has been delegated that authority by our Board of Directors.

Assuming a Closing Price for the Offering of $1.28 and a Unit Share Price of $1.024, the issuance by us of all of the shares of common stock to be included in the Offering, including the shares of common stock underlying the Warrants and the Unit Purchase Options, would increase the number of outstanding shares of common stock (on a fully diluted basis) from 22,072,991 to 50,197,991, an approximate 127% increase. If a single investor or investor group were to purchase all of such shares including the shares of common stock underlying the Warrants and the Unit Purchase Options, such investor or investor group would own in excess of 56% of the issued and outstanding shares of the common stock after the completion of the Offering.

         Registration of Common Stock and Warrants. Pursuant to the terms of the Offering, we intend to file with the SEC as soon as practicable after the closing of the Offering, and use our reasonable best efforts to have declared effective, a registration statement under the Securities Act covering the resale by the investors of the 7,812,500 shares of common stock assuming a Closing Price of $1.28 and a Unit Share Price of $1.024. We will be obligated to maintain the effectiveness of such registration statement for a period of two years after the date of the closing of the Offering. Additionally, we intend to file registration statements under the Securities Act covering the resale by the investors of 20,312,500 Warrants and upon the sale by us to subsequent purchasers of the Warrants of 20,312,500 shares of common stock underlying such Warrants assuming a Closing Price of $1.28 and a Unit Share Price of $1.024.

Over-allotment. For the purpose of covering over-subscriptions, if any, of the Units, our Board of Directors has granted to the Placement Agent an over-allotment option to offer up to an additional 30% of the total Units to be sold in the Offering at a per Unit price equal to the Offering Price and subject to the same terms and conditions as the Units sold in the Offering.

The Warrants

General Terms. Each Class A Warrant will entitle the holder to purchase (a) one share of common stock and (b) one Class B Warrant at an exercise price of 150% of the Unit Share Price, subject to the adjustments in certain cases described below under “ - The Warrants - Adjustments to Exercise Price and Number of Shares.” Each Class A Warrant will be exerciseable at any time during the five-year period following the Closing Date. The Class B Warrants will entitle the holder to purchase one share of common stock at an exercise price of 200% of the Unit Share Price and will be exerciseable at any time during the five-year period following the Closing Date.

         Redemption. Each Warrant will be subject to redemption by us, upon thirty days prior notice, at any time after issuance of such Warrant at a redemption price of $0.01 per Warrant if the average closing bid price per share of common stock for any ten (10) consecutive trading days prior to the notice of redemption is greater than or equal to 187.5% of their respective exercise price.

Adjustments to Exercise Price and Number of Shares. The exercise price and the number of shares of common stock to be issued upon the exercise of a Warrant are subject to adjustment, from time to time, upon the occurrence of any of the following events:

(a)	if we (i) pay a dividend in, or make a distribution of shares of common stock, on our outstanding shares of common stock, (ii) subdivide our outstanding shares of common stock into a greater number of shares, or (iii) combine our outstanding shares of common stock into a smaller number of shares;

(b)	if we consolidate with, or merge into, another corporation (other than a consolidation or merger which does not result in any reclassification of or change in the outstanding common stock; or

(c)	if we subsequently issue shares of common stock or securities convertible into shares of common stock (other than in connection with shares issued in connection with acquisitions by us or pursuant to our stock option plans and certain other exceptions) at a price per share less than the exercise price of the applicable Warrant.

Listing and Registration. Pursuant to the terms of the Offering, we will file with the SEC as soon as practicable after the Closing, and use our reasonable best efforts to have declared effective, a registration statement under the Securities Act covering the resale of

17

the shares of common stock included in the Units and intend to file registration statements covering the resale of the Warrants and upon the sale by us to subsequent purchasers of the Warrants, the shares of common stock underlying such Warrants.

We intend to seek authorization for quotation on The Nasdaq Stock Market System for the shares of common stock included in the Units, as well as the shares of common stock underlying the Warrants. There currently is no established trading market for the Warrants. We currently intend to seek authorization for quotation on The Nasdaq Stock Market System for the Warrants. However, even if we decide to seek such authorization there can be no assurance that such authorization would be obtained or, if obtained, that the criteria for authorization could be satisfied by us on an ongoing basis.

Why We Need Stockholder Approval

Our common stock is traded on Nasdaq and, as described in Proposal 2, we are subject to certain NASD rules, including the Insider Rule, the 20% Rule and the Control Rule. See Proposal 2 for more information regarding the Insider Rule, the 20% Rule and the Control Rule.

20% Rule: Assuming a Closing Price of $1.28 and a Unit Share Price of $1.024, the shares of common stock sold pursuant to the Offering and those which could be issued upon exercise of the Warrants and the Unit Purchase Options will be sold at a discount to market and will represent approximately 74% of our outstanding shares (assuming that the Warrants are exercised in full). Absent stockholder approval, the Offering will not be in compliance with the 20% Rule. We therefore are seeking the approval by our stockholders for the issuance and sale of common stock and Warrants in connection with the Offering to satisfy the 20% Rule.

Control Rule: Assuming a Closing Price of $1.28 and a Unit Share Price of $1.024 and the exercise by Spencer Trask Ventures, Inc. of the Unit Purchase Options, Spencer Trask Ventures, Inc. and its affiliates and/or related parties could beneficially own, or have the right to beneficially own pursuant to existing notes and warrants, approximately 65.7% of our outstanding common stock (assuming full conversion of the notes and full exercise of the warrants issued in prior Closings, Subsequent Closings and the Offering). We therefore are seeking the approval by our stockholders for the issuance and sale of common stock and Warrants in connection with the Offering to satisfy the Control Rule.

Insider Rule: Spencer Trask Ventures, Inc. is an affiliate of a director of the Company and pursuant to the terms of the Offering would receive our securities at a discount to market. Absent stockholder approval, the issuance of the Unit Purchase Options would violate the Insider Rule. We therefore are seeking the approval by our stockholders for the issuance of the Unit Purchase Options to the Placement Agent to satisfy the Insider Rule.

Also, the Offering is conditioned upon the approval by our stockholders of both Proposal 2 and this Proposal 4.

Incorporation by Reference of Annual Report on Form 10-K and Quarterly Report on Form 10-Q

This Proxy Statement incorporates by reference our Form 10-K for the fiscal year ended December 31, 2001, which was previously delivered to our stockholders and which contains important information about us and our financial condition that is not included in this Proxy Statement. This Proxy Statement also incorporates by reference our quarterly report on Form 10-Q for the period ended June 30, 2002. Copies of the Form 10-K and Form 10-Q have also been filed with the SEC and may be accessed from the SEC’s homepage (www.sec.gov).

Impact if Stockholder Approval is Not Obtained

A failure by us to obtain stockholder approval of this Proposal 4 may have a material adverse effect on our Company. These material adverse effects may include, among other things:

•	the termination of our current private placement of Units;

•	our becoming insolvent;
•	our inability to arrange future financings with KKP, Oshkim, KFIT and/or their affiliates; and
•	our needing to secure alternative sources of financing which, even if available, would likely be on terms substantially less favorable to us.

Any or all of these events, in turn, would result in a material adverse effect on our liquidity and cash flows and on our ability to continue as a going concern.

18

Vote Required

Under the NASD Rules, the minimum vote which will constitute stockholder approval of this Proposal 4 for the purposes of the 20% Rule, the Control Rule and the Insider Rule is the affirmative vote of a majority of the total votes present in person or represented by proxy.

While it is not relevant to this vote, because the Placement Agent could not exercise the Unit Purchase Options prior to the Record Date, the NASD previously has informed us that under the NASD Rules the votes of any shares issued or issuable to the Placement Agent pursuant to the Unit Purchase Options must be excluded from the vote on Proposal 4.

THE BOARD OF DIRECTORS, WITH MR. KIMBERLIN ABSTAINING, UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 4.

PROPOSAL 5

APPROVAL FOR PURPOSES OF NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. RULES 4350(i)(1)(A), 4350(i)(1)(B) AND 4350(i)(1)(D) OF THE CONVERSION OF UP TO $2.0 MILLION OF CERTAIN NOTES AND WARRANTS INTO UNITS BEING OFFERED BY THE COMPANY BY MEANS OF A PRIVATE PLACEMENT.

Summary of Unit Offering

See Proposal 4 – “The Offering.”

Units Convertible Pursuant to Closings Described in Proposals 2 and 3

Pursuant to the Note Purchase Agreement (as defined in Proposal 2), we issued to Oshkim and KFIT notes and warrants which are convertible or exercisable, subject to compliance with applicable NASD rules, either into common stock or into Units, at the option of Oshkim and KFIT. The June 24 and July 11 notes provide that Oshkim and KFIT may elect to convert into Units up to $1,566,638 of the convertible notes and warrants, and the July 30 Note provides that KFIT may elect to convert into Units up to $433,362 of the convertible note and warrants. The total number of Units available for conversion pursuant to these conversion rights is twenty. The conversion of these notes and warrants into Units would not be applied toward the $6.0 million minimum subscription condition for the Offering. The issued notes provide that the ability of Oshkim and KFIT to convert into Units is contingent upon the receipt of either stockholder approval of the conversion or written confirmation from the Nasdaq Stock Market that there is an applicable exemption to the 20% Rule, the Insider Rule and the Control Rule.
Why We Need Stockholder Approval

Our common stock is traded on Nasdaq and, as described in Proposal 2, we are subject to certain NASD Rules, including the Insider Rule, the 20% Rule and the Control Rule. See Proposal 2 for more information regarding the Insider Rule, the 20% Rule and the Control Rule. The Board of Directors has submitted this Proposal 5 to the stockholders for approval because Nasdaq has advised us that the NASD rules require us to receive stockholder approval of the issuance of notes and warrants in the June and July Closings, which are convertible into Units. We therefore are seeking pursuant to this Proposal 5 the approval by our stockholders of the conversion into Units of the notes and warrants issued in the June and July Closings to satisfy the Insider Rule, the 20% Rule and the Control Rule. We cannot assure you that Oshkim or KFIT will convert any of the notes and warrants into Units.

Under the NASD rules, the minimum vote which will constitute stockholder approval of Proposal 5 for the purposes of the Insider Rule, the 20% Rule and the Control Rule shall be a majority of the total votes present in person or represented by proxy at the Special Meeting.

Impact if Stockholder Approval is Not Obtained

A failure by us to obtain stockholder approval of this Proposal 5 may have a material adverse effect on our Company. These material adverse effects may include, among other things:

•	our becoming insolvent;
•	the possible termination of our current private offering of Units comprised of our common stock and warrants;
•	adjustments to our currently outstanding convertible notes and warrants which would have a dilutive effect on our stockholders ownership interest in our Company;
•	our likely inability to engage in additional financing arrangements with Mr. Kimberlin or any of his affiliates; and

19

•	our needing to secure alternative sources of financing which, even if available, would likely be on terms substantially less favorable to us.

Any or all of these events, in turn, would result in a material adverse effect on our liquidity and cash flows and on our ability to continue as a going concern.

Interests of Certain Persons

Following the Closings described in Proposal 2, Mr. Kimberlin, KKP, Oshkim, KFIT and their affiliated entities, taken together, constitute our largest stockholder, beneficially owning approximately 51% of our issued and outstanding shares of common stock and controlling approximately 51% of the total voting power of our outstanding capital stock (assuming full conversion of the notes and full exercise of the warrants issued pursuant to the Note Purchase Agreement).

         Assuming the issuance of shares and warrants on the terms and conditions set forth in “Impact of the Issuance on Existing Stockholders” in Proposal 4 and the issuance of notes and warrants on the terms and conditions set forth in “Impact of the Issuance on Existing Stockholders” in Proposal 3, Mr. Kimberlin, KKP, Oshkim, KFIT and their affiliated entities, would beneficially own approximately 75% of our issued and outstanding shares of common stock and control approximately 75% of the total voting power of our outstanding capital stock (assuming full conversion of the notes and full exercise of the warrants issued in prior closings and in Subsequent Closings under the Note Purchase Agreement).

Assuming a Closing Price of $1.28 and a Unit Share Price of $1.024, the exercise price for the Class A warrants will be $1.536 and the exercise price for the Class B warrants will be $2.048. If Oshkim and KFIT converted $2.0 million of notes and warrants into Units based on the assumptions in the preceding sentence and in accordance with this proposal, Oshkim and KFIT would receive approximately 1,953,125 shares of common stock, Class A warrants exercisable for approximately an additional 1,953,125 shares of common stock at $1.536 per share, and Class B warrants exercisable for approximately an additional 1,953,125 shares of common stock at $2.048 per share.

Assuming the issuance of notes and warrants on the terms and conditions set forth in “Impact of the Issuance on Existing Stockholders” in Proposal 3, the issuance of shares on the terms and conditions set forth in Proposal 4, and the conversion of $2.0 million of notes and warrants into Units in accordance with the preceding paragraph, Mr. Kimberlin, KKP, Oshkim, KFIT and their affiliated entities, would beneficially own approximately 71.6% of our issued and outstanding shares of common stock and control approximately 71.6% of the total voting power of our outstanding capital stock (assuming full conversion of the notes and full exercise of the warrants issued in prior closings and in Subsequent Closings under the Note Purchase Agreement and the exercise of Class A and Class B warrants held by Mr. Kimberlin, KKP, Oshkim, KFIT and their affiliated entities).

Mr. Kimberlin, a member of our Board of Directors, is the member manager of the general partner of KKP, a partner in Oshkim and the trustee of KFIT. Accordingly, KKP, Oshkim, KFIT and Mr. Kimberlin and their affiliates could exercise significant influence over matters submitted to our stockholders.

KKP, Oshkim and KFIT intend to contribute to Cheshire Associates LLC (“Cheshire”) the notes and warrants issued to them at the Closing described in Proposal 2, and KFIT intends to contribute to Cheshire the short-term promissory notes we issued to it in August and September, 2002, as described in this Proxy Statement under the heading “Certain Transactions.” Mr. Kimberlin will act as the manager of Cheshire, and each of KKP, Oshkim and KFIT will receive a percentage interest in Cheshire equal to the value of the shares of our common stock underlying the notes and warrants contributed to Cheshire by such entity.

For information regarding the ownership interests of the above, please see “Security Ownership of certain Beneficial Owners and Management” below.

Vote Required

The affirmative vote of the holders of a majority of shares of our common stock present or represented by proxy at the Special Meeting will be required to approve this Proposal 5. While it is not relevant to this vote because Oshkim and KFIT had not converted the notes or exercised the warrants issued at the Closings prior to the Record Date, Nasdaq has informed us that the votes of any shares underlying the notes and warrants issued to Oshkim and KFIT at the Closings shall be excluded from the vote on Proposal 5 pursuant to NASD Rules. All shares held as of the Record Date by KKP, Mr. Kimberlin, Oshkim, KFIT and their respective affiliates may be voted on this proposal.

THE BOARD OF DIRECTORS, WITH MR. KIMBERLIN ABSTAINING, UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 5

PROPOSAL 6

APPROVAL FOR PURPOSES OF NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. RULES 4350(i)(1)(A) AND 4351)(B) OF THE ISSUANCE OF UP TO $4,070,000 OF UNITS CURRENTLY BEING OFFERED BY US TO CERTAIN OF OUR DIRECTORS AND EXECUTIVE OFFICERS AND TO PARTIES AFFILIATED WITH A DIRECTOR AND PRINCIPAL STOCKHOLDER OF THE COMPANY.

20

Summary of Unit Offering

See Proposal 4 – “The Offering.”

Issuance of Units

Affiliates and/or related parties of Mr. Kimberlin, a member of our Board of Directors and a principal stockholder of the Company, and certain of our directors and executive officers, have expressed interest in purchasing from the Company up to an aggregate of $4,070,000 of Units in our private placement on the same terms and conditions as other investors as described in the “Summary of Unit Offering.” The following table sets forth the names of the persons who and entities which have indicated an interest in making such an investment, as well as the amount of their proposed investment and, assuming a Closing Price of $1.28 and a Unit Share Price of $1.024, the number of shares of our common stock and warrants to purchase shares of common stock they would receive in connection with such investment. However, such persons have no obligation to purchase any Units.

Name of Person or Entity	Amount	Number of Shares of Common Stock	Number of Class A Warrants	Number of Class B Warrants
Mr. Kevin Kimberlin	$3,000,000	2,929,687	2,929,687	2,929,687
Mr. Michael L. Jeub	$ 50,000	48,828	48,828	48,828
Mr. Ken Lydersen	$ 20,000	19,531	19,531	19,531
Spencer Trask Ventures, Inc.	$1,000,000	976,562	976,562	976,562

Total	$4,070,000	3,974,609	3,974,609	3,974,609

21

Why We Need Stockholder Approval

Our common stock is traded on Nasdaq and, as described in Proposal 2, we are subject to certain NASD Rules, including the Insider Rule and the Control Rule. See Proposal 2 for more information regarding the Insider Rule, the 20% Rule and the Control Rule.

The purchase of Units by affiliates of Mr. Kimberlin and by our directors and executive officers on the same terms and conditions as other investors would be deemed an issuance of our securities to an affiliate of a director or a director or an officer of the Company, as the case may be, at a discount to the prevailing market price in excess of 25,000 shares. Unless approved by our stockholders, such an issuance would violate the Insider Rule. Additionally, Mr. Kimberlin and certain of his affiliates, taken together, constitute our largest stockholder, beneficially owning approximately 50% of our issued and outstanding shares of common stock and controlling approximately 50% of the total voting power of our outstanding capital stock (assuming full conversion of the notes and full exercise of the warrants issued pursuant to the Note Purchase Agreement). The purchase of up to $3.0 million of Units by affiliates of Mr. Kimberlin in our private placement could be aggregated with the securities which Mr. Kimberlin and certain of his affiliates hold and be deemed a “change in control” and, unless approved by our stockholders, in violation of the Control Rule. We therefore are seeking pursuant to this Proposal 6 the approval by our stockholders of the issuance and sale of Units to affiliates of Mr. Kimberlin and to certain of our directors and executive officers to satisfy the Insider Rule and, in the case of affiliates of Mr. Kimberlin, the Control Rule. We cannot assure that the affiliates of Mr. Kimberlin or our directors or executive officers will purchase any Units or that we will complete the Unit Offering.

Under the NASD Rules, the minimum vote which will constitute stockholder approval of Proposal 6 for the purposes of the Insider Rule and the Control Rule shall be a majority of the total votes present in person or represented by proxy.

Impact if Stockholder Approval is Not Obtained

A failure by us to obtain stockholder approval of this Proposal 6 may have a material adverse effect on our Company. These material adverse effects may include, among other things:

•	our becoming insolvent;
•	the possible termination of our current private offering of Units comprised of our common stock and warrants;
•	adjustments to our currently outstanding convertible notes and warrants which would have a dilutive effect on our stockholders ownership interest in our Company;
•	our likely inability to engage in additional financing arrangements with Mr. Kimberlin or any of his affiliates; and
•	our needing to secure alternative sources of financing which, even if available, would likely be on terms substantially less favorable to us.

Any or all of these events, in turn, would result in a material adverse effect on our liquidity and cash flows and on our ability to continue as a going concern.

Interests of Certain Persons

Assuming the issuance of 4,070,000 of Units to our directors and executive officers based on a Closing Price of $1.28 and a Unit Share Price of $1.024, such directors and executive officers would receive in the aggregate 3,974,609 shares of common stock, Class A warrants exercisable for 3,974,609 shares of common stock at $1.536 per share, and Class B warrants exercisable for 3,974,609 shares of common stock at $2.048 per share.

Assuming the issuance of $3.0 million of Units of Mr. Kimberlin and his affilates based on a Closing Price of $1.28 and a Unit Share Price of $1.024, they would receive 2,929,687 shares of common stock, Class A warrants exercisable for 2,929,687 shares of common stock at $1.536 per share, and Class B warrants exercisable for 2,929,687 shares of common stock at $2.048 per share. Following the Closings described in Proposal 2, assuming the issuance of notes and warrants on the terms and conditions set forth in “Impact of the Issuance on Existing Stockholders” in Proposal 3, assuming the conversion by parties affiliated with a director and principal stockholder of the Company of up to $2.0 million of notes and warrants into Units as described in Proposal 5 and assuming the issuance of Units to affiliates of Mr. Kimberlin on the terms and conditions set forth in the first sentence of this paragraph, Mr. Kimberlin, KKP, Oshkim, KFIT and their affiliated entities, would beneficially own approximately 79.3% of our issued and outstanding shares of common stock and control approximately 79.3% of the total voting power of our outstanding capital stock (assuming full conversion of the notes and full exercise of the warrants issued in prior closings and in Subsequent Closings under the Note Purchase Agreement and the exercise of Class A and Class B warrants held by Mr. Kimberlin, KKP, Oshkim, KFIT and their

22

affiliated entities). The issuance of Units to affiliates of Mr. Kimberlin and to our directors and executive officers as described in this Proposal 6 would further dilute your percentage of ownership in us and, with respect to the issuance to affiliates of Mr. Kimberlin, further concentrate control of the Company with Mr. Kimberlin and his affiliates, as well as their influence over matters submitted to our stockholders.

Mr. Kimberlin, a member of our Board of Directors, is the member manager of the general partner of KKP, a partner in Oshkim and a trustee of KFIT. Accordingly, KKP, Oshkim, KFIT and Mr. Kimberlin and their affiliates could exercise significant influence over matters submitted to our stockholders.

KKP, Oshkim and KFIT intend to contribute to Cheshire the notes and warrants issued to them at the Closing described in Proposal 2, and KFIT intends to contribute to Cheshire the short-term promissory notes we issued to it in August and September, 2002, as described in this Proxy Statement under the heading “Certain Transactions.” Mr. Kimberlin will act as the manager of Cheshire, and each of KKP, Oshkim and KFIT will receive a percentage interest in Cheshire equal to the value of the shares of our common stock underlying the notes and warrants contributed to Cheshire by such entity.

For information regarding the ownership interests of the above, please see “Security Ownership of Beneficial Owners and Management” below.

Vote Required

The affirmative vote of the holders of a majority of shares of our common stock present or represented by proxy at the Special Meeting will be required to approve this Proposal 6. While it is not relevant to this vote because neither Oshkim nor KFIT has converted the notes or exercised warrants issued at the Closings prior to the Record Date, Nasdaq has informed us that the votes of any shares issued or issuable to Oshkim and KFIT at the Closings shall be excluded from the vote on Proposal 6 pursuant to NASD rules. All shares held as of the Record Date by KKP, Mr. Kimberlin, Oshkim, KFIT and their respective affiliates may be voted on this proposal.

THE BOARD OF DIRECTORS, WITH MR. KIMBERLIN ABSTAINING, UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 6.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 27, 2002, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of the our common stock, (ii) each of our directors, (iii) each executive officer named in the Summary Compensation table set forth herein and (iv) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated, the business address of each individual is 5935 Darwin Court, Carlsbad, California 92008.

	Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)

Kevin B. Kimberlin (3)(4)	9,749,356	51.0%

Trinity Medical Group 30021 Tomas Street, Suite 300, Rancho Santa Margarita, CA 92688	1,000,000	10.1%

Dennis J. Carlo (5)(6)(7)	196,128	2.0%

James B. Glavin (6)	70,584	*

William M. Sullivan (6)	48,453	*

Melvin Perelman (6)	31,732	*

Jeb B. Trosper	0	*

Dr. Ronald B. Moss	28,434	*

Michael L. Jeub (6)	6,930	*

Alan S. Rosenthal (6)	17,079	*

Howard Sampson (8)	0	*

All directors and executive officers as a group (10 persons) (9)	10,148,696	50.6%


23

*	Less than 1%.
(1)	To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.
(2)	Percentage ownership is based on 9,897,887 shares of our common stock outstanding as of September 27, 2002, as adjusted for the 1 for 4 reverse stock split. Beneficial ownership is determined in accordance with the rules of the SEC based on voting and investment power with respect to shares. Shares of our common stock subject to options, notes or warrants currently exercisable, or exercisable within 60 days after September 27, 2002, are deemed outstanding for computing the percentage ownership of the person holding those securities, but are not deemed outstanding for computing the percentage ownership of any other person. In particular, notwithstanding the terms of the Letter Agreement, the shares underlying the notes and warrants issued in the November, February, May, June and July private placements are deemed outstanding for purposes of computing the percentage ownership of Mr. Kimberlin and for all of the directors and executive officers as a group, but are not deemed outstanding for computing the percentage ownership of any other person.
(3)	The address of the principal place of business of KKP, Oshkim and KFIT of which Mr. Kimberlin is an affiliate, is c/o Spencer Trask Ventures, Inc., 535 Madison Avenue, 18th Floor, New York, New York 10022.
(4)	Mr. Kimberlin’s spouse held 8,750 shares of our common stock, a retirement account for the benefit of Mr. Kimberlin held 4,000 shares of our common stock, Kimberlin Family Partners, L.P., a Colorado limited partnership, of which Mr. Kimberlin is the general partner, held 56,979 shares of our common stock, and KKP, of which the general partner is KKP Management LLC, a Nevada limited liability company, of which Mr. Kimberlin is the managing member, held 448,717 shares of our common stock. The amount shown also includes: (a) 433,426 shares of our common stock issuable on conversion of the promissory note held by KKP from the November private placement, (b) 433,426 shares of our common stock issuable on exercise of the warrant held by KKP from the November private placement, (c) 429,000 shares of our common stock issuable on conversion of the promissory note held by Oshkim from the February private placement, (d) 429,000 shares of our common stock issuable on exercise of the warrant held by Oshkim from the February private placement, (e) 2,319,109 shares of our common stock issuable on conversion of the promissory note held by Oshkim from the May private placement, (f) 2,319,109 shares of our common stock issuable on exercise of the warrant held by Oshkim from the May private placement, (g) 523,451 shares of our common stock issuable on conversion of the promissory note held by Oshkim from the June private placement, (h) 523,451 shares of our common stock issuable upon exercise of warrants held by Oshkim from the June private placement, (i) 354,858 shares of our common stock issuable upon conversion of the promissory note held by KFIT from the July 11 private placement, (j) 354,858 shares of our common stock issuable upon exercise of warrants held by KFIT from the July 11 private placement, (k) 430,068 shares of our common stock issuable upon conversion of the promissory note held by KFIT from the July 30 private placement and (l) 430,068 shares of our common stock issuable upon exercise of warrants held by KFIT from the July 30 private placement. As described in Proposal 5 under “Interests of Certain Persons,” KKP, Oshkim and KFIT intend to contribute the notes and warrants issued to them in the private placements described above to a new entity, Cheshire Associates LLC, for which Mr. Kimberlin will act as manager.
(5)	Effective September 6, 2002, Dr. Carlo resigned as our President and Chief Executive Officer. Dr. Carlo joined us in 1986 and served as President and Chief Executive Officer since 1994. He will remain a member of our Board of Directors.
(6)	The amounts shown include the following shares which may be acquired currently or within 60 days after September 27, 2002: Dr. Carlo, 101,502 shares; Mr. Glavin, 65,795 shares; Mr. Kimberlin, 43,793 shares; Mr. Sullivan, 43,778 shares pursuant to the exercise of stock options; Dr. Perelman, 31,732 shares; Dr. Moss, 28,434; Mr. Jeub, 6,930 shares; and Dr. Rosenthal, 17,079 shares.
(7)	Includes 4,162 shares held in trust for the benefit of Dr. Carlo’s family, as to which Dr. Carlo maintains shared voting and investment power and 4,901 shares which Dr. Carlo’s wife may acquire currently or within 60 days after September 27, 2002, as to which he disclaims beneficial ownership.
(8)	Mr. Sampson joined us as Executive Director, Finance and Controller in April 1999, and served as Vice President, Finance and Chief Financial Officer from June 1999 through the date of his resignation in May 2002.
(9)	Includes as outstanding an aggregate of 339,046 shares which may be acquired by directors and officers currently or within 60 days after September 27, 2002 pursuant to the exercise of options, and an aggregate of 8,979,824 shares which may be acquired by directors and officers currently or within 60 days after September 27, 2002 pursuant to the exercise of warrants or conversion of promissory notes. Also, includes 8,162 shares held by family trusts for the benefit of family members of directors and executive officers as to which such directors and executive officers have voting and investment power and 4,901 shares which may be acquired by Dr. Carlo’s wife currently or within 60 days after September 27, 2002 pursuant to the exercise of options.

24

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the compensation for services provided to us in all capacities for the fiscal years ended December 31, 1999, 2000 and 2001, by those persons who were, respectively, at December 31, 2001 (i) our Chief Executive Officer, and (ii) our former most highly compensated executive officer whose total annual salary and bonus for fiscal year 2001 exceeded $100,000 (the “Named Officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards Securities Underlying Options (#)	All Other Compensa -tion ($)(1)(2)(3)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)

Dennis J. Carlo(4)	2001	395,040	—	—	9,617	18,246
Former President and Chief Executive	2000	413,852	150,926	—	121,575	16,418
Officer	1999	358,796	162,868	—	17,399	17,258
Howard Sampson	2001	229,223	—	—	—	4,773
Former Vice President, Finance,	2000	242,000	62,000	—	40,912	4,393
Chief Financial Officer, Secretary and Treasurer(5)	1999	144,702	—	—	46,403	1,771

(1)	During fiscal year 2001, we made contributions under our 401(k) Plan for Dr. Carlo and Mr. Sampson of $2,400 each; and made contributions under our long-term disability insurance plan for Dr. Carlo of $9,177. We also funded a group term life insurance plan in excess of $50,000. Amounts added to compensation related to this plan for Dr. Carlo and Mr. Sampson were $6,669 and $2,373, respectively.
(2)	During fiscal year 2000, we made contributions under our 401(k) Plan for Dr. Carlo and Mr. Sampson of $2,400 each; and made contributions under our long-term disability insurance plan for Dr. Carlo of $8,366. We also funded a group term life insurance plan in an amount in excess of $50,000. Amounts added to compensation related to this plan for Dr. Carlo and Mr. Sampson were $5,652 and $1,993, respectively.
(3)	During fiscal year 1999, we made contributions under our 401(k) Plan for Dr. Carlo and Mr. Sampson of $2,500 and $1,510, respectively; and made contributions under our long-term disability insurance plan for Dr. Carlo of $9,750. We also funded a group term life insurance plan in an amount in excess of $50,000. Amounts added to compensation related to this plan for Dr. Carlo and Mr. Sampson were $5,008 and $261, respectively.
(4)	Effective September 6, 2002, Dr. Carlo resigned as our President and Chief Executive Officer. Dr. Carlo joined us in 1986 and served as President and Chief Executive Officer since 1994. He will remain a member of our Board of Directors.
(5)	Mr. Sampson joined us as Executive Director, Finance and Controller in April 1999, and served as Vice President, Finance and Chief Financial Officer from June 1999 through the date of his resignation in May 2002.

Compensation of Directors

As part of an overall company-wide effort to reduce spending, the Board voted in June 1999 to forego monetary compensation for their services. On November 14, 2000, the Board voted to grant outside directors an election to receive either cash or options to purchase Common Stock of the Company in lieu of director fees for the period January 1, 2000 through December 31, 2002. The outside directors elected to receive stock options to purchase Common Stock of the Company in lieu of director fees for the period of January 1, 2000 through December 31, 2002. During 2001, the outside directors as a group received options to purchase a total of 83,822 shares of our Common Stock in lieu of monetary compensation for the three years covering 2000 through 2002. Directors are reimbursed for their expenses for each meeting attended.

On November 14, 2000, our Board of Directors voted to merge and consolidate the 1990 Directors’ Stock Option Plan of The Immune Response Corporation with the 1989 Stock Plan, referred to as the 1989 Stock Plan, as amended, for purposes of discussion herein. As a result, directors who never have been our employees now receive options to purchase 6,250 shares of our Common Stock upon election or appointment to the Board of Directors pursuant to the 1989 Stock Plan. These options have exercise prices equal to the fair market value of our Common Stock on the date of grant. They vest in four annual installments on each of the first four anniversaries of the date of grant, and if held for at least six months, vest in full upon the nonemployee director’s retirement, death or disability. The 1989 Stock Plan, as amended, provides that each nonemployee director will receive on the date of each Annual Meeting of the Stockholders an option to purchase 1,562 shares of our Common Stock with a one-year vesting period.

25

In September 2001, we renewed our consulting agreement with Mr. Glavin which provides that Mr. Glavin will use reasonable efforts to furnish consulting services to us in return for an annual fee of $48,000. For consulting services rendered during 2001, Mr. Glavin was paid $48,000.

Compensation Committee Interlocks and Insider Participation

For our fiscal year ended December 31, 2001, Messrs. Sullivan, Kimberlin and Perelman served as the members of our Stock Option and Compensation Committees. Mr. Sullivan was formerly the Chairman of the Board of Directors from March 1987 until May 1993. Mr. Kimberlin was formerly our Secretary from November 1986 until September 1989. None of our executive officers had any “interlock” relationship to report during our fiscal year ended December 31, 2001.

Change in Control Arrangements

Our 1989 Stock Plan, as amended, provides that in the event of a merger or reorganization, we shall either continue outstanding options granted under the 1989 Stock Plan, as amended, or shall provide for the exchange of such options for a cash payment equal to the difference between the amount paid for one share under the terms of the merger or reorganization and the exercise price for each option, or shall accelerate the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionee’s consent. Outstanding employee stock option agreements entered into pursuant to the 1989 Stock Plan, as amended, provide for the automatic vesting of employee stock options in the event of a change in control. Future employee stock option agreements and Common Stock purchase agreements entered into pursuant to the 1989 Stock Plan, as amended, will contain similar provisions unless otherwise determined by the Option Committee. Options granted to directors who were never our employees upon election to the Board and at each Annual Meeting of the Stockholders also vest in the event that we are subject to a change in control.

Pension and Long-Term Incentive Plans

We have no pension or long-term incentive plans.

STOCK OPTIONS

The following tables summarize option grants to and exercises by our former President and Chief Executive Officer and a former executive officer, and the value of the options held by such persons at the end of fiscal 2001. We do not grant stock appreciation rights.

Option Grants in Fiscal Year 2001

	Individual Grants
	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/Sh)(3)	Expiration Date(4)	Grant Date Present Value($)(5)

Dennis J. Carlo	9,617	5.29	3.983	4/20/11	57,564
Howard Sampson	—	—	—	—	—

(1)	These options were granted on April 20, 2001, and were 100% vested on the date of grant.

(2)	We granted options covering a total of 181,645 shares of our Common Stock to employees in 2001.

(3)	The exercise price on the date of grant was equal to 242% of the fair market value of our Common Stock on the date of grant.
(4)	The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.
(5)	The fair value of each option grant was estimated on the date of grant using the Black-Scholes optionpricing model with the following weighted average assumptions used for grants in 2001: risk free interest rate of 4.62%, expected option life of five years, expected volatility of 1.16 and a dividend rate of zero. Option valuation using a Black-Scholes-based option-pricing model generates a theoretical value based upon certain factors and assumptions. Therefore, the value which is calculated is not intended to predict future prices of our Common Stock. The actual value of a stock option, if any, is dependent on the future price of the stock, overall stock market conditions and continued service with us, since options remain exercisable for only a limited period following retirement, death or disability. There can be no assurance that the values reflected in this table or any other value will be achieved.

26

Option Exercises in Fiscal Year 2001 and Option Values at End of Fiscal Year 2001

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at End of Fiscal 2001(#) Exercisable/Unexercisable		Value of Unexercised In-the-Money Options at End of Fiscal 2001($)(1) Exercisable/Unexercisable

Dennis J. Carlo	—	—	158,583	94,613	—	—
Howard Sampson	—	—	42,033	45,282	—	—

(1)	Calculated on the basis of the fair market value of our Common Stock at December 31, 2001, the fiscal year end ($1.34 per share), minus the exercise price.

10-Year Option Repricings

Name	Date of Repricing	Number of Securities Underlying Options Repriced	Market Price of Stock at Time of Repricing	Exercise Price at Time of Repricing	New Exercise Price	Length of Original Option Term Remaining at Date of Repricing
Dennis J. Carlo	9/30/2002	6,498	$2.16	$3.25	$2.16	31 Months
	9/30/2002	5,258	$2.16	$3.13	$2.16	32 Months
	9/30/2002	7,896	$2.16	$6.56	$2.16	41 Months
	9/30/2002	3,810	$2.16	$7.75	$2.16	46 Months
	9/30/2002	3,052	$2.16	$8.19	$2.16	52 Months
	9/30/2002	2,487	$2.16	$10.06	$2.16	63 Months
	9/30/2002	12,512	$2.16	$10.06	$2.16	64 Months
	9/30/2002	1,414	$2.16	$8.875	$2.16	75 Months
	9/30/2002	4,077	$2.16	$7.063	$2.16	86 Months
	9/30/2002	8,024	$2.16	$5.938	$2.16	95 Months
	9/30/2002	38,517	$2.16	$5.938	$2.16	97 Months
	9/30/2002	—	$2.16	$3.938	$2.16	103 Months

In connection with Dr. Carlo’s resignation as our President and Chief Executive Officer, we entered into with Dr. Carlo an Employment Agreement and General Release which provided for, among other things, the repricing of 97,762 options previously granted to Dr. Carlo. Each of the stock options affected by this repricing will vest on the date which is six (6) months after Dr. Carlo ceases to provide continuous service to the Company (either as an employee or a consultant). All other provisions of the repriced stock options are to remain the same.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

Overview and Philosophy

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed entirely of outside directors and is responsible for developing and making recommendations with respect to our executive compensation policies and practices, including the establishment of the annual total compensation for the chief executive officer (“CEO”) and all executive officers. The Compensation Committee has available to it an outside compensation consultant and access to independent compensation data. The consultant provides input to assure compensation is consistent with market conditions.

We have a history of using a traditional total compensation program that consists of cash and equitybased compensation. The Compensation Committee has developed a compensation policy which allows us to attract and retain key employees, enhance stockholder value, motivate technological innovation, foster teamwork and adequately reward employees. In developing this policy, the Compensation Committee has concluded that it is not appropriate to base a significant percentage of the compensation payable to the executive officers upon traditional financial targets, such as profit levels and return on equity. This is primarily because our products are either in development or clinical testing phases, and we have not yet realized any significant revenues or product sales. The Compensation Committee has based its decisions upon the following three principal compensation elements:

•	Base salary levels which are commensurate with those of comparable positions at other biotechnology companies given the level of seniority and skills possessed by the executive officer and which reflects the individual’s performance with us over time.
•	Annual bonuses tied to the achievement of corporate and individual performance objectives and our stock performance.
•	Long-term stock-based incentive awards intended to strengthen the mutuality of interests between the executive officers and our stockholders.

27

Executive Officer Compensation Program Components

The Compensation Committee reviews our compensation program to ensure that salary levels and incentive opportunities are competitive and reflect our performance. Our compensation program for executive officers consists of base salary, annual cash incentive compensation and long-term compensation in the form of stock options. In addition, certain executive officers also may be provided supplemental long-term disability insurance and life insurance.

Base Salary

We establish base salary levels for executive employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market in the biotechnology industry at a similar stage of product development comparable to us and at other companies which compete with us for executive talent. Base salary levels for 2001 for our executive officers were based on the concept of pay for performance. Extensive salary survey data is available on the industry (for example, the annual “Biotechnology Compensation and Benefits Survey” conducted by Radford Associates and other surveys depicting regional compensation information) and is utilized by the Compensation Committee in establishing annual base salaries. Generally, we set our competitive salary for an executive officer position at the median level compared to those companies surveyed. This level may be adjusted to place the executive officer above or below the median level of the companies surveyed, according to that officer’s overall experience and individual performance, corporate performance and progress in the immediately-preceding year, specific issues which are relevant to us and general economic conditions. Overall individual performance is measured against short-term business goals, long-term strategic goals, development of employees and the fostering of teamwork and our other values. The base salary of the CEO and all other executive officers is reviewed annually.

Annual Incentive Compensation

Annual cash bonus payments are discretionary. Bonus payments, if any, to executive officers are based on two principal factors: corporate performance as compared to our annual goals and objectives and individual performance relative to corporate performance and individual goals and objectives. For 2001, there were no bonus payments. The achievement of corporate goals by executive officers is evaluated by the CEO, the results of which are submitted to the Compensation Committee for review and approval. Bonus payments for the CEO are evaluated and approved by the Compensation Committee after its review of the CEO’s achievement of corporate goals.

Stock Option Program

To conserve our cash resources and to align the interests of the executive officers with the stockholders, we place special emphasis on equity-based incentives to attract, retain and motivate executive officers as well as all other employees. Under our stock option plan, options are granted at the fair market value on the date of grant, generally vest over a four year period and have a term of ten years. All employees were granted a three-year option award for the years 2001 through 2003 that were based on salary level, position, and performance. All employees, including executive officers and Directors, are eligible for subsequent, discretionary grants which are generally based on either individual or corporate performance. It is the Compensation Committee’s intent that the best interests of stockholders and executives will be closely aligned and provide each executive officer with a significant incentive to manage us from the perspective of an owner with an equity stake in the business. Based on external surveys, mentioned previously, the amount of option grants to each executive officer in 2000 during the three-year period were competitive to similar positions in the biotechnology industry.

Discussion of 2001 Compensation for the Chief Executive Officer

Until September 6, 2002, Dr. Dennis J. Carlo was our President and Chief Executive Officer. Since October 1999, he also acted as our Chief Scientific Officer and performed many of the duties previously performed by the Company’s Chief Operating Officer.

During 2001, Dr. Carlo’s salary of $395,040 was based on individual and corporate performance and was consistent with the updated industry data for base salaries of CEOs at biotechnology companies at a development stage comparable to our stage of development. Dr. Carlo’s bonus and future salary increases, if any, will be based upon successful completion of corporate goals, including the advancement of clinical trials, the recruitment of business and scientific collaborations and the successful commercial market introduction of products under development. Dr. Carlo’s annual compensation is calculated to be commensurate with the average salaries paid by other companies in the biotechnology industry which are within the survey information available.

28

In October 2000, Dr. Carlo and our other officers were granted a three-year option award for the years 2001 through 2003, which vests ratably over a five-year period except for certain acceleration provisions provided for achievement of predetermined milestones. In April 2001, Dr. Carlo was granted an option to purchase 38,471 shares of Common Stock that was 100% vested on the date of grant. This was a replacement grant for an option that expired unexercised at the end of ten years.

Although all of our objectives were not met in 2001, and recognizing our share price remained volatile, the Compensation Committee believes that Dr. Carlo made significant efforts in 2001 directed toward establishing a sound base for enhancing stockholder value. The Compensation Committee recognizes that our operations resulted in a net loss and expects that losses will continue until one or more of the disease treatments under development is commercialized.

Effective September 6, 2002, Dr. Carlo resigned as our President and Chief Executive Officer. Dr. Carlo joined us in 1986 and served as President and Chief Executive Officer since 1994. He will remain a member of our Board of Directors.

Miscellaneous

Section 162(m) of the Internal Revenue Code was enacted in 1993 and became effective in 1994. Section 162(m) disallows the deductibility by us of any compensation over $1.0 million per year paid to each of the chief executive officer and the four other most highly compensated executive officers, unless certain criteria are satisfied. In 1994, the Board of Directors approved the amendment of our 1989 Stock Plan to, among other things, qualify for exemption from the $1.0 million limit on deductions under Section 162(m) with respect to option grants under the 1989 Stock Plan.

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934 (the “Exchange Act”, the Securities Act and the Exchange Act to be collectively referred to as the “Acts”), except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee of the Board of Directors Kevin B. Kimberlin Melvin Perelman William M. Sullivan

STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of our Common Stock with the Center for Research in Securities Prices (“CRSP”) Total Return Index for The Nasdaq National Market (U.S. and Foreign) (the “Nasdaq Composite Index”) and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the “Nasdaq Pharmaceutical Index”)1 over a five-year period. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of our Common Stock.

	12/31/1996	12/31/1997	12/31/1998	12/31/1999	12/29/2000	12/31/2001
The Immune Response Corporation	$100.00	$134.85	$131.82	$ 52.66	$ 31.82	$ 16.24
Nasdaq Composite	100.00	122.07	169.07	315.19	190.19	149.94
Nasdaq Pharmaceutical	100.00	103.05	130.81	246.64	307.65	262.17

Assumes a $100 investment on December 31, 1996, in each of the Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Pharmaceutical Index.

1	The Nasdaq Pharmaceutical Index includes all companies on Nasdaq within SIC Code 283. A copy of the list of companies which comprise the Nasdaq Pharmaceutical Index may be obtained upon request by contacting The Immune Response Corporation, Investor Relations, 5935 Darwin Court, Carlsbad, California 92008 (760) 431-7080.

29

CERTAIN TRANSACTIONS

         On November 9, 2001, the Company entered into a note purchase agreement, with KKP which was subsequently amended to add Oshkim and KFIT as parties, and provided for the sale of notes and warrants in multiple-stage private placements (the “Note Purchase Agreement”). Mr. Kimberlin, a member of our Board of Directors, is an affiliate and/or related party of each of KKP, Oshkim and KFIT. At the initial closing on November 9, 2001, the Company issued to KKP a note with a discounted conversion price which is convertible into shares of Common Stock and a warrant to purchase shares of Common Stock in exchange for gross proceeds of $2.0 million. At a subsequent closing on February 14, 2002 (the “February Closing”), the Company issued to Oshkim a note with a premium conversion price which is convertible into shares of Common Stock and a warrant to purchase shares of Common Stock in exchange for gross proceeds of $2.0 million. On March 20, 2002, the Company issued a short-term secured promissory note to Oshkim for $2.0 million. On May 3, 2002 (the “May Closing”), the Company issued to Oshkim a $4.0 million note with a discounted conversion price which is convertible into shares of Common Stock and a warrant to purchase shares of Common Stock in exchange for gross proceeds of $4.0 million. The Company repaid the March 2002 short-term secured promissory note with interest from proceeds from the May Closing. On June 24, 2002 (the “June Closing”), the Company issued to Oshkim a $1.0 million note with a discounted conversion price which is convertible into shares of Common Stock and a warrant to purchase Common Stock in exchange for gross proceeds of $1.0 million. On July 11, 2002 (the “July 11 Closing”), the Company issued to KFIT a $566,638 note with a discounted conversion price which is convertible into shares of Common Stock and a warrant to purchase Common Stock in exchange for gross proceeds of $566,638. On July 30, 2002 (the “July 30 Closing”), the Company issued to KFIT a $637,189 note with a discounted conversion price which is convertible into shares of Common Stock and a warrant to purchase Common Stock in exchange for gross proceeds of $637,189. If Proposal 5 is approved, Oshkim and KFIT may convert into Units up to $2.0 million of notes and warrants issued in the June and July Closings. On August 13, 2002, the Company issued a short-term secured promissory note to KFIT for $836,000; on August 23, 2002, the Company issued a short-term secured promissory note to KFIT for $544,000; on August 29, 2002, the Company issued a short-term promissory note to KFIT for $444,500; on September 3, 2002 the Company issued a short-term secured promissory note to KFIT for $335,000; on September 6, 2002, the Company issued a short-term secured promissory note to KFIT for $413,000; on September 16, 2002, the Company issued a short-term promissory note to KFIT for $286,000; on September 19, 2002, the Company issued a short-term promissory note to KFIT for $320,000; and on September 26, 2002, the Company issued a short-term promissory note to KFIT for $411,000. Each of the notes issued in November of 2001 and February, March, May, June, July, August and September of 2002 is secured by our intellectual property. If Proposal 3 is approved, the Company intends to repay KFIT for the amounts owed under the short-term promissory notes issued in August and September 2002 with proceeds from Subsequent Financings, if any. The disinterested members of our Board of Directors approved the terms of the private placements of notes and warrants to KKP, Oshkim and KFIT.

The Company believes that the foregoing transactions were in its best interests. It is the Company’s current policy that all transactions by the Company with officers, directors, 5% stockholders or their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, and are on terms no less favorable to the Company than it believes could be obtained from unaffiliated parties.

KKP, Oshkim and KFIT intend to contribute to Cheshire the notes and warrants issued to them at the Closing described in Proposal 2, and KFIT intends to contribute to Cheshire the short-term promissory notes we issued to it in August and September, 2002, as described in this Proxy Statement. Mr. Kimberlin will act as the manager of Cheshire, and each of KKP, Oshkim and KFIT will receive a percentage interest in Cheshire equal to the value of the shares of our common stock underlying the notes and warrants contributed to Cheshire by such entity.

30

The undersigned stockholder of The Immune Response Corporation (the “Company”) acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated October 7, 2002, and the undersigned revokes all prior proxies and appoints Michael L. Jeub and Paula Moody, or each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held at 5935 Darwin Court, Carlsbad, California, at 9:00 a.m. Pacific Time on October 28, 2002, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

1.	TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS:
[_] FOR	[_] AGAINST	[_] ABSTAIN

2.	TO RATIFY AND APPROVE RECENTLY COMPLETED PRIVATE PLACEMENTS OF NOTES AND WARRANTS WITH PARTIES AFFILIATED WITH A DIRECTOR AND PRINCIPAL STOCKHOLDER OF THE COMPANY:
[_] FOR	[_] AGAINST	[_] ABSTAIN

3.	TO APPROVE FUTURE ISSUANCES OF NOTES AND WARRANTS TO PARTIES AFFILIATED WITH A DIRECTOR AND PRINCIPAL STOCKHOLDER OF THE COMPANY:
[_] FOR	[_] AGAINST	[_] ABSTAIN

4.	TO APPROVE THE REVISED TERMS AND CONDITIONS OF THE COMPANY’S PROPOSED PRIVATE PLACEMENT OF UNITS.
[_] FOR	[_] AGAINST	[_] ABSTAIN

5.	TO APPROVE THE CONVERSION OF $2.0 MILLION OF NOTES AND WARRANTS HELD BY PARTIES AFFILIATED WITH A DIRECTOR AND PRINCIPAL STOCKHOLDER OF THE COMPANY INTO UNITS:
[_] FOR	[_] AGAINST	[_] ABSTAIN

6.	TO APPROVE THE POTENTIAL SALE OF UNITS TO DIRECTORS AND OFFICERS OF THE COMPANY AND TO PARTIES AFFILIATED WITH A DIRECTOR AND PRINCIPAL STOCKHOLDER OF THE COMPANY:
[_] FOR	[_] AGAINST	[_] ABSTAIN

7.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(continued and to be signed and dated on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.

THE IMMUNE RESPONSE CORPORATION
BOARD OF DIRECTORS PROXY
SPECIAL MEETING OF STOCKHOLDERS
OCTOBER 28, 2002

Dated this ______ day of _____________, 2002

(Signature of Stockholder)
(Signature of Stockholder)
Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign.

Please Mark, Sign, Date and Mail This Proxy Card Promptly, Using the Enclosed Envelope.